Exhibit 10.3

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

dated as of December 24, 2024

among

BERRY CORPORATION (BRY),

as the Company,

the other Grantors from time to time party hereto,

TEXAS CAPITAL BANK, A TEXAS STATE BANK,

as the First-Out Representative,

BREAKWALL CREDIT MANAGEMENT LLC,

as the First Lien Representative,

the other Priority Representatives from time to time party hereto,

the Priority Secured Parties from time to time party hereto,

and

BREAKWALL CREDIT MANAGEMENT LLC,

as Collateral Agent

i

Exhibits

Exhibit A	Form of Additional Secured Debt Designation
Exhibit B	Form of Collateral Agency Joinder

This Collateral Agency and Intercreditor Agreement (as amended, supplemented, amended and restated or otherwise modified form time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of December 24, 2024 and is by and among Berry Corporation (bry), a Delaware corporation (the “Company”), the other Grantors from time to time party hereto, Texas Capital Bank, a Texas state bank (“TCB”) as First-Out Representative (as defined below), each First-Out Hedging Counterparty (as defined below) party hereto, Breakwall Credit Management LLC (“Breakwall”) as First Lien Representative (as defined below) and Breakwall Credit Management LLC as collateral agent for the benefit of itself and the other Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Agent”), any other Priority Representative that becomes party hereto by executing and delivering a Collateral Agency Joinder, and the Priority Secured Parties that become party hereto by executing and delivering a Collateral Agency Joinder.

RECITALS

The Company, TCB, as agent, and the lenders party thereto have entered into the Super Priority Credit Agreement (as defined below), which will be First-Out Debt (as defined below) for purposes of this Agreement.

The Company, Breakwall, as agent, and the lenders party thereto have entered into the Term Loan Facility (as defined below), which will be First Lien Debt (as defined below) for purposes of this Agreement.

The Company and the other Grantors have secured (or intend to secure) their Obligations under the Term Loan Facility, any Additional Priority Debt, the Super Priority Credit Agreement, and certain Hedging Agreements, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Priority Secured Party (other than the Collateral Agent) has appointed the Collateral Agent to act as the collateral agent for the present and future holders of the Priority Obligations to receive, hold, maintain, administer and distribute the Collateral that is at any time delivered to the Collateral Agent or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Agent with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms will have the following meanings:

“Additional Priority Debt” has the meaning set forth in Section 3.8(b)(i).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding anything to the contrary herein, other than with respect to any Affiliated Investor in no event shall the Collateral Agent, any Holder or any of their respective Affiliates be considered an “Affiliate” of the Company solely as a result of such person’s capacity as the Collateral Agent or a Holder. Each officer or director (or Person holding an equivalent position) of the Company shall be considered an Affiliate of the Company.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrowing Base” means, at any time, the dollar amount determined to be the “Borrowing Base” in accordance with the terms of the Super Priority Credit Agreement, including any redetermination or adjustment thereof in accordance with the terms of the Super Priority Credit Agreement as in effect on the date hereof.

“Borrowing Base Deficiency” means, as of any date of determination, the U.S. dollar amount determined to be the “Borrowing Base Deficiency” in accordance with the terms of the Super Priority Credit Agreement as in effect on the date hereof.

“Borrowing Base Deficiency Advances” means, at any time of determination, and in each case calculated for the period from and including the first date on which the then-existing Borrowing Base Deficiency was created through and including such time of determination, the sum of (a) the principal amount of any loans advanced and outstanding and (b) the face amount of any letters of credit (other than any renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) being extended or issued, as the case may be, under the Super Priority Credit Agreement (x) while a Borrowing Base Deficiency exists or (y) to the extent the advancing of any such loans or extending or issuing such letters of credit would cause a Borrowing Base Deficiency.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas, Dallas, Texas or New York City are authorized or required by law to remain closed.

“Buyout Period” has the meaning set forth in Section 2.6.

“Capital Lease” means, in respect of any Person, a lease which shall have been, or should have been, in accordance with GAAP as in effect on the date hereof, recorded as a capital lease or financial lease on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Management Arrangement” means any service provided to, facility extended to, or arrangement with, or transaction consisting of (a) deposit accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements or (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so called “procurement cards” or “P cards”)) and debit card and credit card processing services.

“Cash Management Obligations” means, with respect to any Person, the obligations (whether contingent or otherwise) of such Person incurred in respect of Cash Management Arrangements.

“Collateral” means the “Collateral” as defined in the Security Agreement and in the Mortgages and all assets and property of the Company or any other Grantor, whether real, personal or mixed, wherever located and whether now owned or at any time acquired after the date of this Agreement by the Company or any other Grantor as to which a Lien has been granted or purported to be granted under any Security Document to the Collateral Agent to secure (or to purportedly secure) any or all of the Priority Obligations.

“Collateral Agency Joinder” means an agreement substantially in the form of Exhibit B.

“Collateral Agent” has the meaning set forth in the preamble.

“Collateral Estate” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the preamble.

“Conforming Borrowing Base” means, at any time, the dollar amount that would constitute the borrowing base under a Conforming Borrowing Base Facility under the Super Priority Credit Agreement at such time (it being understood that a borrowing base amount determined in accordance with Section 2.08 of the Super Priority Credit Agreement as in effect on the date hereof would cause the Borrowing Base and Conforming Borrowing Base to be equivalent numbers).

“Conforming Borrowing Base Deficiency” means, at any time, the greater of (a) $0.00 and (b) the amount equal to (i) the First-Out Capped Obligations at such time minus (ii) the Conforming Borrowing Base at such time.

“Conforming Borrowing Base Facility” means, with respect to a Super Priority Credit Agreement, at any time of determination, that the amount of First-Out Capped Obligations is subject to a conforming commercial banking borrowing base for reserved-based oil and gas secured loan transactions in the United States, as determined by the First-Out Lenders in good faith based on their normal and customary oil and gas lending criteria as they exist at such time and in accordance with the Super Priority Credit Agreement, including customary mechanisms for periodic redeterminations of, and adjustments to, such borrowing base.

“Control” means, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. “Controlling”, “Controlled”, “controlled by”, and “under common control” have meanings correlative thereto.

“Controlling Representative” means at any time,

(a) for so long as the outstanding principal amount of First Lien Obligations in respect of the Term Loan Agreement is greater than the outstanding principal amount of First-Out Obligations in respect of the Super Priority Credit Facility (excluding any Excess Super Priority Amounts), (i) while the termination of the Standstill Period has not occurred, the Term Loan Agent and (ii) upon and after termination of the Standstill Period, the First-Out Representative;

(b) for so long as the outstanding principal amount of First Lien Obligations in respect of the Term Loan Agreement is equal to or less than the outstanding principal amount of First-Out Obligations in respect of the Super Priority Credit Facility, (i) while the termination of the Standstill Period has not occurred, the First-Out Representative and (ii) upon and after termination of the Standstill Period, the First Lien Representative; and

(c) if there is no Term Loan Agreement then extant, the First-Out Representative;

provided that, if there is no Super Priority Credit Facility then extant, then the “First-Out Representative” for purposes of the foregoing clauses shall be a First-Out Hedging Counterparty selected by, and acting at the direction of holders of a majority of the aggregate Swap Termination Value of all First-Out Hedging Obligations; provided further that in each case, following the Standstill Period, the Controlling Representative immediately prior to the termination of the Standstill Period (the “Incumbent Controlling Representative”) shall remain the Controlling Representative hereunder if and only for so long as the Incumbent Controlling Representative is then diligently pursuing an Enforcement Action against any material portion of the Collateral and has instructed the Collateral Agent to pursue Enforcement Actions (unless such Incumbent Controlling Representative is stayed or otherwise precluded from doing so by law, regulation or order, in which case the Incumbent Controlling Representative shall remain the Controlling Representative, and the Standstill Period shall be deemed to be tolled, until such Incumbent Controlling Representative is no longer stayed or otherwise precluded from commencing or pursuing an Enforcement Action).

“Controlling Secured Parties” means the Priority Secured Parties whose Priority Representative is the Controlling Representative.

“Credit Parties” means, collectively, the Company and each Guarantor, and “Credit Party” means any one of the foregoing.

“Debt” has the meaning assigned to such term in the Term Loan Agreement, the Super Priority Credit Agreement or to such term or other similar term in any applicable Priority Document as context requires.

“Default Rate” means, as applicable for the context, such term as defined under the Super Priority Credit Agreement and the Term Loan Agreement, in each case, as in effect on the date hereof.

“DIP Financing” means, in the event the Company or any of its subsidiaries becomes subject to any Insolvency or Liquidation Proceeding, any financing to be provided by one or more lenders under Section 364 of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law.

“DIP Financing Liens” has the meaning set forth in Section 2.4(a).

“DIP Lenders” has the meaning set forth in Section 2.4(a).

“Discharge of Excess First-Out Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute Excess First-Out Obligations;

(b) payment in full in cash of the principal of and interest and premium (if any) on all Excess First-Out Obligations (including all interest, fees, indemnifications and expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First-Out Documents, even if such interest, fee, indemnification or expense is not enforceable, allowable or allowed as a claim in such proceeding );

(c) discharge, or cash collateralization at the lower of (i) 103% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the Super Priority Credit Facility, of all outstanding letters of credit constituting Excess First-Out Obligations; and

(d) payment in full in cash of all other Excess First-Out Obligations (other than contingent reimbursement obligations and indemnity obligations and any other contingent obligations for which notice of potential claim has not been given) that are outstanding and unpaid at the time that each of the events described in clauses (a), (b) and (c) above shall have occurred.

“Discharge of First Lien Obligations” means, subject to Section 7.15, the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute First Lien Obligations;

(b) payment in full in cash of the principal of and interest and premium (if any) on all First Lien Obligations (including all interest, fees, premium, indemnifications and expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First Lien Documents, even if such interest, fee, premium, indemnification or expense is not enforceable, allowable or allowed as a claim in such proceeding but excluding obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities and any other contingent obligations in respect of which no claim or demand for payment has been made at or prior to such time);

(c) (i) the termination (whether consensual or otherwise) of all First Lien Hedging Agreements and payment in full in cash of all First Lien Hedging Obligations relating thereto, (ii) the novation of all First Lien Hedging Agreements on terms and to counterparties acceptable to the applicable First Lien Hedging Counterparty or (iii) the establishment of other arrangements with respect to such First Lien Hedging Obligations on terms acceptable to the applicable First Lien Hedging Counterparty (and communicated to the Collateral Agent by the applicable First Lien Representative); and

(d) payment in full in cash of all other First Lien Obligations (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities and any other contingent obligations in respect of which no claim or demand for payment has been made at or prior to such time) that are outstanding and unpaid at the time that each of the events described in clauses (a), (b) and (c) above shall have occurred.

provided that, if, at any time after the Discharge of First Lien Obligations has occurred, the Company or any other Grantor enters into any First Lien Document evidencing a First Lien Obligation which incurrence is not prohibited by the applicable Priority Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes hereof with respect to such new First Lien Obligations (other than with respect to any actions previously taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the Company designates such Debt as First Lien Obligations in accordance herewith, the obligations under such First Lien Document shall automatically and without any further action be treated as First Lien Obligations for all purposes hereof, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Discharge of First-Out Obligations” means, subject to Section 7.15, the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute First-Out Obligations (other than Excess First-Out Obligations);

(b) payment in full in cash of the principal of, interest and premium (if any) on and all fees in respect of all First-Out Obligations (other than Excess First-Out Obligations) (including all interest, fees, indemnifications and expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First-Out Documents, even if such interest, fee, indemnification or expense is not enforceable, allowable or allowed as a claim in such proceeding but excluding obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities and any other contingent obligations in respect of which no claim or demand for payment has been made at or prior to such time);

(c) discharge, or cash collateralization at the lower of (i) 103% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the Super Priority Credit Facility, of all outstanding letters of credit constituting First-Out Obligations (other than Excess First-Out Obligations);

(d) (i) the termination (whether consensual or otherwise) of all First-Out Hedging Agreements and payment in full in cash of all First-Out Hedging Obligations relating thereto, (ii) the novation of all First-Out Hedging Agreements on terms and to counterparties acceptable to the applicable First-Out Hedging Counterparty or (iii) the establishment of other arrangements with respect to such First-Out Hedging Obligations on terms acceptable to the applicable First-Out Hedging Counterparty (and communicated to the Collateral Agent by the applicable First-Out Representative); and

(e) payment in full in cash of all other First-Out Obligations (other than Excess First-Out Obligations and any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time) that are outstanding and unpaid at the time that each of the events described in clauses (a), (b), (c) and (d) above shall have occurred;

provided that, if, at any time after the Discharge of First-Out Obligations has occurred, the Company or any other Grantor enters into any First-Out Document evidencing a First-Out Obligation which incurrence is not prohibited by the applicable Priority Documents, then such Discharge of First-Out Obligations shall automatically be deemed not to have occurred for all purposes hereof with respect to such new First-Out Obligations (other than with respect to any actions previously taken as a result of the occurrence of such first Discharge of First-Out Obligations), and, from and after the date on which the Company designates such Debt as First-Out Obligations, the obligations under such First-Out Document shall automatically and without any further action be treated as First-Out Obligations for all purposes hereof, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and any First Lien Obligations shall be deemed to have been at all times First Lien Obligations and at no time First-Out Obligations.

“Discharge of Priority Obligations” means, subject to Section 7.15, the occurrence of the Discharge of First-Out Obligations, the Discharge of First Lien Obligations and the Discharge of Excess First-Out Obligations.

“Domestic Subsidiary” means any subsidiary of the Company that is organized under the laws of the United States or any state thereof or the District of Columbia.

“Enforcement Action” means, with respect to any Series of Priority Debt, (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition under the Bankruptcy Code or any attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under the Priority Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of the Company or any other Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against, collection or foreclosure on or marshalling of the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency or Liquidation Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other disposition as a secured creditor on account of a Lien of all or any portion of the Collateral, by private or public sale (judicial or non-judicial) or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a portion of Collateral as a secured creditor on account of a Lien, (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interest comprising a portion of the Collateral) whether under the Priority Documents, under applicable law of any jurisdiction, in equity, in an Insolvency or Liquidation Proceeding, or otherwise, or (f) the appointment of a receiver, manager or interim receiver of all or any portion of the Collateral or the commencement of, or the joinder with any creditor in commencing, any Insolvency or Liquidation Proceeding against the Company or any other Grantor or any assets of the Company or any other Grantor.

“Environmental Product” means greenhouse gas carbon credits and other environmental and sustainability-linked products.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Excess First-Out Obligations” means, solely in respect of First-Out Obligations that constitute First-Out Capped Obligations, the positive excess, if any, of First-Out Capped Obligations over the First-Out Cap Amount.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, or controller of such Person. Unless otherwise specified, all references herein to a “Financial Officer” means a Financial Officer of the Company.

“First Lien Debt” means (a) Debt under the Term Loan Facility, including any guarantee thereof, (b) First Lien Hedging Obligations and (c) other Debt incurred to refinance any of the foregoing, secured on a pari passu basis with the Priority Obligations permitted to be incurred and so secured under the terms of each applicable Priority Document.

“First Lien Documents” means, collectively, the Term Loan Agreement, each First Lien Hedging Agreement, and any credit agreement, debt facility, commercial paper facility, indenture, trust deed, note purchase agreement or other facility, agreement, instrument, or arrangement pursuant to which any other First Lien Debt is incurred, guaranteed and/or secured in accordance with the terms of each applicable Priority Document and the Security Documents related thereto (other than any Security Documents that do not secure First Lien Obligations).

“First Lien Hedging Agreements” means a Hedging Agreement with a First Lien Hedging Counterparty giving rise to any First Lien Hedging Obligations.

“First Lien Hedging Counterparty” means any Person constituting a Qualified Hedging Counterparty pursuant to clause (b) of the definition of “Qualified Hedging Counterparty”.

“First Lien Hedging Obligations” means all Hedging Obligations owing by the Company or any of its Subsidiaries to any First Lien Hedging Counterparty. All Hedging Obligations arising or existing under any Hedging Agreement executed under a master agreement between the Company or any of its Subsidiaries and a First Lien Hedging Counterparty in effect on the date hereof shall constitute First Lien Hedging Obligations.

“First Lien Lender” means each “Lender” (or equivalent term, including any lender, noteholder or bondholder, as applicable) as defined in the Term Loan Agreement.

“First Lien Obligations” means, with respect to any Grantor, all First Lien Debt and other Obligations of such Grantor owed to any First Lien Lender, any First Lien Hedging Counterparty or any other First Lien Secured Party (or any of their respective Affiliates) under any First Lien Document.

“First Lien Period” has the meaning set forth in Section 2.4(a).

“First Lien Purchasers” has the meaning set forth in Section 2.6.

“First Lien Representative” means, in each case, acting at the direction of the Required First Lien Debtholders, the Term Loan Agent.

“First Lien Secured Parties” means each holder of a First Lien Obligation, including each First Lien Representative and the Collateral Agent.

“First-Out Cap Amount” means, at any time, in respect of First-Out Obligations constituting First-Out Capped Obligations, an amount equal to the sum of (a) the lesser of (i) (A) $95,000,000 minus (B) the aggregate principal amount of Term Loan Additional Loans outstanding at such time minus (C) the aggregate undrawn amount of Term Loan Additional Commitments outstanding at such time minus (D) any reduction of the commitments under the Super Priority Credit Facility and (ii)(A) the Borrowing Base in effect at such time plus (B) the amount of the Borrowing Base Deficiency, if any, at such time minus (C) the aggregate principal amount of outstanding Borrowing Base Deficiency Advances, if any, at such time; provided that in no event shall such difference calculated under this clause (B) be less than $0 (or, if less than amount calculated pursuant to clause (C), the sum of (x) the Conforming Borrowing Base at such time plus (y) the amount equal to (xx) the Conforming Borrowing Base Deficiency at such time minus (yy) the aggregate principal amount of Non-Conforming Advances, if any, at such time; provided that in no event shall such difference calculated under this clause (y) be less than $0.00).

“First-Out Capped Obligations” means, at any time of determination, the aggregate then outstanding principal amount of loans under the Super Priority Credit Agreement and the face amount of outstanding letters of credit under the Super Priority Credit Agreement (including, without duplication, unreimbursed letter of credit obligations outstanding thereunder).

“First-Out Cash Management Arrangements” means a Cash Management Arrangement with a First-Out Cash Management Counterparty which creates First-Out Cash Management Obligations.

“First-Out Cash Management Counterparty” has the meaning set forth in the definition of “First-Out Cash Management Obligations”.

“First-Out Cash Management Obligations” means, subject to Section 2.5, all Cash Management Obligations that would otherwise qualify for inclusion in a Series of First-Out Debt owing by the Company or any of its Subsidiaries to the Collateral Agent or any Qualified Cash Management Counterparty described in clauses (i) and (ii) of the definition thereof (each such Person, a “First-Out Cash Management Counterparty”); provided that, in each case, such Cash Management Obligations are permitted (or not prohibited) to be incurred and secured by a Priority Lien under the terms of each applicable Priority Document.

“First-Out Debt” means (a) Debt under the Initial Super Priority Credit Agreement (including the undrawn amount of letters of credit whether or not then available to be drawn) including any guarantees thereof, (b) First-Out Cash Management Obligations, (c) First-Out Hedging Obligations and (d) Debt under a Super Priority Credit Agreement that documents a Refinancing Facility with respect to the Debt incurred under either the Initial Super Priority Credit Agreement or any other Super Priority Credit Agreement; provided in the case of this clause (d), that:

(i) on or prior to the incurrence of such Debt, such Debt is designated by the Company pursuant to an Additional Secured Debt Designation, as both “Priority Debt” and “First-Out Debt” in accordance with Section 3.8(b);

(ii) a First-Out Representative is designated with respect to such Debt and executes and delivers to the Collateral Agent a Collateral Agency Joinder on behalf of itself and all secured parties in respect of such Debt;

(iii) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Lien to secure such Debt are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established, absent manifest error, if the Company delivers to the Collateral Agent a certificate signed by a Responsible Officer of the Company stating that such requirements and other provisions have been satisfied); and

(iv) such Debt is pari passu in right of payment with each other Series of First-Out Debt (it being understood that there may be different Series of First-Out Debt with different maturities and amortization profiles, but the principal amount of Debt under all such series must be pari passu in right of payment) and does not have any rights senior or junior to any other Series of First-Out Debt with respect to the application of proceeds from Collateral other than as provided herein.

“First-Out Documents” means, collectively, the Super Priority Credit Agreement, each First-Out Hedging Agreement, each First-Out Cash Management Arrangement, and any credit agreement, debt facility, commercial paper facility, indenture, trust deed, note purchase agreement or other facility, agreement, instrument, or arrangement pursuant to which any First-Out Debt is incurred, guaranteed and/or secured in accordance with the terms of each applicable Priority Document and the Security Documents related thereto (other than any Security Documents that do not secure First-Out Obligations).

“First-Out Hedging Agreements” means a Hedging Agreement with a First-Out Hedging Counterparty giving rise to any First-Out Hedging Obligations.

“First-Out Hedging Counterparty” means any Person constituting a Qualified Hedging Counterparty pursuant to clause (a) of the definition of “Qualified Hedging Counterparty”.

“First-Out Hedging Obligations” means all Hedging Obligations owing by the Company or any of its Subsidiaries to any First-Out Hedging Counterparty. All Hedging Obligations arising or existing under any Hedging Agreement executed under a master agreement between the Company or any of its Subsidiaries and a First-Out Hedging Counterparty in effect on the date hereof shall constitute First-Out Hedging Obligations.

“First-Out Lender” means each “Revolving Credit Lender” (or equivalent term, including any noteholder or bondholder, as applicable) as defined in the Super Priority Credit Agreement or under any other Series of First-Out Debt.

“First-Out Obligations” means, with respect to any Grantor, any Obligations of such Grantor owed to any First-Out Lender, any First-Out Cash Management Counterparty, any First-Out Hedging Counterparty, or any other First-Out Secured Party (or any of its Affiliates) under any First-Out Document, including the First-Out Debt.

“First-Out Period” has the meaning set forth in Section 2.4(a).

“First-Out Representative” means the Super Priority Credit Facility Agent acting at the direction of (I) the Required First-Out Debtholders and (II) (x) in connection with any amendment, waiver, consent or other modification that is materially and disproportionately adverse to the rights and privileges of First-Out Hedging Counterparties relative to the rights and privileges of the Super Priority Credit Facility Agent and First-Out Lenders, or (y) in the event there is no Super Priority Credit Facility then extant, a First-Out Hedging Counterparty selected by, and acting at the direction of, holders of a majority of the aggregate Swap Termination Value of all First-Out Hedging Obligations.

“First-Out Secured Parties” means each holder of a First-Out Obligation, including each First-Out Representative and the Collateral Agent.

“Governmental Authority” means the government of the United States of America or any other nation, any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court (including any supra national bodies such as the European Union or the European Central Bank).

“Grantor” means each of, and “Grantors” means, collectively, (a) each Person signatory hereto as a “Grantor” on the date hereof and (b) any other Person (if any) that at any time provides collateral security for any Priority Obligations (including, a Person that executes and delivers a Collateral Agency Joinder in accordance with Section 7.14).

“Guarantors” means, collectively, (a) the Company, (b) each Domestic Subsidiary that issues a guaranty on the date hereof and (c) each other Domestic Subsidiary of the Company that guarantees the Debt pursuant to each of Section 8.13(b) of the Term Loan Agreement and Section 6.13(b) of the Super Priority Credit Agreement.

“Hedging Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to (including, for the avoidance of doubt, on physically settled basis), one or more rates, currencies, commodities, Environmental Product, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Grantor, or any of their Subsidiaries shall be a Hedging Agreement, and (b) no near term spot market sale of a commodity for actual physical delivery in the ordinary course of business based on a price determined by a rate quoted on an organized exchange for the location of physical delivery, shall be a Hedging Agreement; provided, further that to the extent any applicable agreement permits a customary sale-back of a commodity in connection with a plant shutdown or other operational adjustments based on a price determined by a rate quoted on an organized exchange for the location of physical delivery, notwithstanding the foregoing clause (b), such applicable agreement shall constitute a Hedging Agreement if so designated by the parties thereto. If multiple transactions are entered into under a master agreement, each such transaction that constitutes a Hedging Agreement shall be a separate Hedging Agreement for the purposes of this Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person incurred under Hedging Agreements.

“Initial Super Priority Credit Agreement” that certain Senior Secured Credit Agreement, dated as of the date hereof among the Company, the lenders party thereto and TCB, as agent, as amended, modified, supplemented or restated (but excluding any replacement, refunding or refinancing thereof).

“Insolvency or Liquidation Proceeding” means:

(a) any case or proceeding commenced by or against the Company or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other case or proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Lien Collateral Agent” means, with respect to any Debt permitted to be incurred under the Priority Documents and secured on a basis junior in right of priority to the Priority Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Debt is issued, incurred or otherwise obtained.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement, among the First Lien Representative, the First-Out Representative, each other Priority Representative (if any), the Collateral Agent, one or more Junior Lien Collateral Agents, the Company, and any Grantors on terms required (if any) by the Priority Documents.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, including (a) the lien or security interest arising from any mortgage, security agreement, deed of trust, lien, pledge, hypothecation, encumbrance, or charge in, on or of such property, (b) the lien or security interest arising from a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) with respect to any Equity Interest, any purchase option, call or similar right of a third party with respect to such Equity Interest.

“Mortgage” means any mortgage, deed of trust, leasehold mortgage, leasehold deed of trust, or similar document that is required to be delivered pursuant to the Priority Documents and including any “Mortgage” under and as defined in the Term Loan Agreement and in the Super Priority Credit Agreement.

“Mortgaged Property” any property that is subject to a Mortgage and including any “Mortgaged Property” under and as defined under any Priority Document.

“Non-Conforming Advances” means, at any time of determination, and in each case calculated for the period from and including the first date on which the then-existing Conforming Borrowing Base Deficiency was created through and including such time of determination, the sum of (a)(i) the principal amount of any loans advanced and (ii) the face amount of any letters of credit (other than any renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) being extended or issued, as the case may be, under the Super Priority Credit Agreement while a Conforming Borrowing Base Deficiency exists and (b)(i) the principal amount of any loans advanced and (ii) the face amount of any letters of credit extended or issued under the Super Priority Credit Agreement to the extent advancing such loans or extending or issuing such letters of credit (other than any renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) would cause a Conforming Borrowing Base Deficiency (it being understood that, for purposes of this clause (ii) only the portion of such loans or letters of credit in excess of the Conforming Borrowing Base shall be included in such calculation).

“Non-Recourse Persons” has the meaning set forth in Section 7.21.

“Obligations” means any Cash Management Obligations, any Hedging Obligations and any obligations to pay any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest (including all interest, fees and expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate even if such interest, fee or expense is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, guarantees and other liabilities or amounts payable under the documentation governing any Debt or in respect thereto.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of Company, including:

(a) a statement that the Person executing such certificate has read the applicable covenant(s) or condition(s);

(b) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant(s) or condition(s) has been satisfied; and

(c) a statement as to whether or not, in the opinion of such Person, such condition(s) or covenant(s) has been satisfied.

“Permitted Prior Liens” means Liens described in Section 9.03 of the Term Loan Agreement and Section 9.03 of the Super Priority Credit Agreement, in each case, that are permitted to have priority over the Priority Liens and that are similarly permitted under all other Priority Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other dispositive type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Priority Debt” means, collectively, First-Out Debt and First Lien Debt.

“Priority Debt Default” means (a) any “Event of Default” under any Priority Document (other than under any Hedging Agreement or any Cash Management Agreement) which, after giving effect to any applicable grace periods, causes (or permits holders of Priority Debt outstanding thereunder to cause) the Priority Debt outstanding thereunder to become immediately due and payable to any party thereto other than a Grantor, or (b) in the case of one or more Hedging Agreements between any one or more of the Company or any other Grantor and a First-Out Hedging Counterparty, the occurrence of any “Event of Default” or “Termination Event” (or functionally equivalent terms) (i) having an aggregate Swap Termination Value in excess of $20,000,000 in relation to all First-Out Hedging Counterparties taken as a whole, or (ii) that has caused such First-Out Hedging Counterparty to close out or terminate such Hedging Agreement and any amount payable to such First-Out Hedging Counterparty thereunder has not been paid within thirty (30) days.

“Priority DIP Representative” shall mean the Controlling Representative except during the First-Out Period, during which time it shall mean the First-Out Representative.

“Priority DIP Secured Parties” means the Priority Secured Parties whose Priority Representative is the Priority DIP Representative.

“Priority Documents” means, collectively, the First Lien Documents and the First-Out Documents.

“Priority Hedging Obligations” means the First-Out Hedging Obligations and First Lien Hedging Obligations.

“Priority Lien” means a first priority Lien (subject in priority only to Permitted Prior Liens) granted by any Grantor in favor of the Collateral Agent (for the benefit of the Priority Secured Parties) pursuant to a Security Document, at any time, upon any property of the Company or such Grantor to secure Priority Obligations

“Priority Obligations” means, collectively, First Lien Obligations and First-Out Obligations.

“Priority Representative” means (a) in the case of all First Lien Obligations, the First Lien Representative, (b) in the case of all First-Out Obligations, the First-Out Representative.

“Priority Secured Party” means each holder of Priority Obligations, the Collateral Agent and each Priority Representative.

“Purchase Price” has the meaning set forth in Section 2.6(b).

“Qualified Cash Management Counterparty” means the Super Priority Credit Facility Agent or any other First-Out Representative or any of their respective Affiliates.

“Qualified Hedging Counterparty” means (a) with respect to First-Out Obligations, any First-Out Lender or any Affiliate thereof and (b) with respect to First Lien Obligations, any First Lien Lender or any Affiliate thereof. Each Qualified Hedging Counterparty that ceases (or whose Affiliate ceases) to be a First-Out Lender or First Lien Lender, as the case may be, for any reason whatsoever shall nonetheless continue for all purposes hereunder to remain a Qualified Hedging Counterparty with respect to those Hedging Agreements executed by such Person with the Company or any of its “Restricted Subsidiaries” (as defined in each of the Term Loan Agreement and the Super Priority Credit Agreement, in each case, as of the date hereof) at a time when it (or its Affiliate) was a First-Out Lender or First Lien Lender, as applicable.

“RBL Bank” means a commercial bank that is in the business of entering into commercial banking reserve-based revolving credit facilities for oil and gas secured loan transactions and that is not an Affiliate of the Company.

“Refinancing Facility” means, without prejudice to the terms of the First-Out Documents or the First Lien Documents, (a) in the case of the Super Priority Credit Facility, any Debt that refunds, refinances or replaces the Super Priority Credit Facility, in whole or in part or (b) in the case of the Term Loan Agreement, any Debt that refunds, refinances or replaces the Term Loan Agreement, in whole or in part.

“Required First Lien Debtholders” means the holders of a majority (subject to any voting restrictions contained in the applicable First Lien Documents for “defaulting lenders” and other noteholders or lenders that are not entitled to vote) of the sum of the aggregate principal amount of First Lien Debt outstanding and of commitments with respect thereto, if any, acting through the applicable First Lien Representative.

“Required First-Out Debtholders” means the holders of a majority (subject to any voting restrictions contained in the applicable First-Out Documents for “defaulting lenders” and other lenders that are not entitled to vote) of the sum of the aggregate principal amount of First-Out Debt that does not constitute Excess First-Out Obligations outstanding and of commitments with respect thereto, if any. For purposes of calculating the foregoing, the ‘principal amount’ of First-Out Hedging Obligations shall mean the aggregate Swap Termination Value of all First-Out Hedging Agreements in the event, and only in the event, that the Super Priority Credit Facility is not then extant and in all other cases the aggregate principal amount of First-Out Debt should be determined with reference to the aggregate principal amount of First-Out Debt outstanding under the Super Priority Credit Facility.

“Required Priority Debtholders” means, collectively, the Required First Lien Debtholders and the Required First-Out Debtholders.

“Responsible Officer” means the chief executive officer, the president, any Financial Officer or any vice president or authorized signatory of the Company or any other Grantor. Any document delivered hereunder that is signed by a Responsible Officer of the Company or any other Grantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the Company, the other Grantors from time to time party thereto and the Collateral Agent (as may be amended, amended and restated, supplemented or otherwise modified from time to time).

“Security Documents” means this Agreement, the Security Agreement, the Mortgages, each Collateral Agency Joinder and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, leaseholder mortgages, leasehold deeds of trust, control agreements, any intellectual property security agreements or other similar agreement, or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Priority Lien upon Collateral in favor of the Collateral Agent, for the benefit of any of the Priority Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Series of First-Out Debt” means, severally, the Super Priority Credit Facility and each other issue, series or class of First-Out Debt. For purposes of clause (a) of the definition of First-Out Debt, obligations arising under any Hedging Agreement or Cash Management Arrangement and characterized as “Obligations” (or equivalent term) under a Series of First-Out Debt shall be considered to be part of the same series as such Series of First-Out Debt.

“Series of Priority Debt” means, severally, the First-Out Obligations and the First Lien Obligations, with actions to be taken or not taken by a Series of Priority Debt by the applicable Priority Representative.

“Standstill Period” means the period (I) commencing on any date upon which (x) a Priority Debt Default in respect of the First-Out Obligations has occurred and is continuing and such First-Out Obligations have become immediately due and payable, whether upon demand or otherwise, (y) the Controlling Representative is determined pursuant to clause (a) of the definition thereof and (z) the First-Out Representative delivers written notice to the Term Loan Agent and the Collateral Agent (in accordance herewith and specifying the first day of the corresponding Standstill Period) that (a) the foregoing conditions under clauses (x) and (y) have been met and (b) the Required First-Out Debtholders wish to commence or continue an Enforcement Action pursuant to the terms hereof and (II) ending on the 120th day thereafter; provided that the Standstill Period shall be tolled as provided in the definition of Controlling Representative. It is understood, for the avoidance of doubt, that if the applicable Priority Debt Default has been cured or is no longer continuing, the Standstill Period shall be deemed not to have commenced and for the avoidance of doubt, for purposes of the definition of “Controlling Representative” shall not have, or be deemed to have, terminated.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (b) any other Person of which Equity Interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Super Priority Credit Agreement” means the Initial Super Priority Credit Agreement or any replacement, refunding or refinancing thereof in whole or part from time to time by any Refinancing Facility, including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, noteholder or any group of any of the foregoing. For the avoidance of doubt, “Super Priority Credit Agreement” shall include the credit agreement, facility agreement, indenture, note purchase agreement or other primary agreement governing any Refinancing Facility in respect of the Super Priority Credit Agreement.

“Super Priority Credit Facility” means the senior secured, Super Priority credit facility governed by the Super Priority Credit Agreement.

“Super Priority Credit Facility Agent” means, any agent or representative of the First-Out Secured Parties then most recently designated in accordance with the applicable provisions of the Super Priority Credit Agreement, together with its successors in such capacity, for purposes of administration of the Super Priority Credit Facility.

“Super Priority Debt Payment Default” means an “Event of Default” under the Initial Super Priority Credit Agreement in respect of a failure by any Grantor to make a payment required to remedy a Borrowing Base Deficiency, after giving effect to any applicable grace periods.

“Super Priority Enforcement Period” means the 30-day period beginning on the date 30 days after the occurrence and continuing of a Super Priority Debt Payment Default; provided, that such Super Priority Enforcement Period (a) shall be tolled if, prior to the end of such 30-day period, the First-Out Representative commences and diligently pursues an Enforcement Action against any material portion of the Collateral and instructs the Collateral Agent to commence an Enforcement Action hereunder; (b) shall be tolled if and for so long as (i) the First-Out Representative is stayed or otherwise precluded from commencing or pursuing an Enforcement Action by law, regulation or order; or (ii) an Insolvency or Liquidation Proceeding shall have commenced; (c) will terminate if such Super Priority Debt Payment Default is cured or waived; and (d) will not become effective if, prior to the 30th day following the Super Priority Debt Payment Default, the First Lien Representative commences and is diligently pursuing an Enforcement Action against any material portion of the Collateral Actions (unless, prior to the 30th day following the Super Priority Debt Payment Default, the First Lien Representative is stayed or otherwise precluded from doing so by law, regulation or order, in which case the Super Priority Enforcement Period will not become effective, and the applicable 30-day period following the Super Priority Debt Payment Default shall be deemed to be tolled, until the First Lien Representative is no longer stayed or otherwise precluded from commencing or pursuing an Enforcement Action).

“Swap Termination Value” means, at any time of determination, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such close out and termination value(s) and any unpaid amounts and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements and any unpaid amounts, as reasonably and in good faith determined by the Qualified Hedging Counterparty party thereto.

“Term Loan Additional Commitments” means “Commitments” as defined in the Term Loan Agreement. For the avoidance of doubt, as used herein, the Term Loan Additional Commitments shall exclude “Commitments”.

“Term Loan Additional Loans” means “Additional Loans” as defined in the Term Loan Agreement.

“Term Loan Agreement” means that certain Senior Secured Term Loan Credit Agreement, dated as of November 6, 2024 among the Company, the lenders party thereto, Breakwall, as agent, and the Collateral Agent, as amended, modified, supplemented or restated or replaced, refunded or refinanced in whole or in part from time to time by any Refinancing Facility, including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available loans thereunder or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, noteholder or any group of any of the foregoing. For the avoidance of doubt, “Term Loan Agreement” shall include the credit agreement, facility agreement, indenture, note purchase agreement or other primary agreement governing any Refinancing Facility in respect of the Term Loan Agreement.

“Term Loan Agent” means, initially, Breakwall Credit Management LLC, in its capacity as the administrative agent under the Term Loan Agreement, and any other agent or representative of the First Lien Secured Parties then most recently designated in accordance with the applicable provisions of the Term Loan Agreement, together with its successors in such capacity, for purposes of administration of the Term Loan Facility.

“Term Loan Facility” means the senior secured term loan facility governed by the Term Loan Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.2 Rules of Interpretation.

(a) For the avoidance of doubt, with respect to each definition in the Term Loan Agreement, the Super Priority Credit Agreement, or any Security Document which, in each case, relates to Hedging Agreements, Hedging Obligations and the parties to, or security status of, such arrangements, the similar or conceptually equivalent terms set forth in this Agreement shall govern in all respects and notwithstanding any inconsistencies or conflicts in such other agreement or agreements.

(b) If a Person is both a “First-Out Hedging Counterparty” and a “First Lien Hedging Counterparty”, such Person shall be deemed to be a “First-Out Hedging Counterparty” for all purposes hereunder and all Hedging Obligations owing to such Person shall be First-Out Hedging Obligations and First-Out Obligations for all purposes hereunder.

(c) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(d) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement or any other Security Document shall refer to such Security Document as a whole and not to any particular provision thereof.

(e) Article, Section, Exhibit and Schedule references are to references to Articles, Sections, Exhibits and Schedules in this Agreement unless otherwise provided.

(f) The term “including” is by way of example and not limitation.

(g) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(h) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(i) Section headings herein and in the other Security Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Security Document.

(j) Unless otherwise expressly provided herein, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, (ii) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and (iii) references to “dollars” herein shall be to U.S. dollars.

Section 1.3 Intent. The parties agree that the existence of the terms Conforming Borrowing Base, Conforming Borrowing Base Deficiency and Non-Conforming Advances or the usage of the terms herein do not indicate that the First Lien Representative or any First Lien Secured Parties intend for there to be, or consent to, the Company permitting the Super Priority Credit Agreement to cease to be a Conforming Borrowing Base Facility.

ARTICLE 2

THE PRIORITY LIEN DEBT

Section 2.1 Priority Debt. To secure the payment of the Priority Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors, each Priority Representative and each other Priority Secured Party hereby confirms the grant of Liens in favor of the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, under this Agreement for the benefit of all current and future Priority Secured Parties, on all of such Grantor’s right, title and interest in, to and under all Collateral and on all Liens now or hereafter granted to the Collateral Agent by each Grantor under any Security Document for the benefit of the Priority Secured Parties, together with all of the Collateral Agent’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Collateral Estate”).

The Collateral Agent and its successors and assigns under this Agreement will hold the Collateral Estate for the benefit solely and exclusively of all current and future Priority Secured Parties as security for the payment of all present and future Priority Obligations.

Notwithstanding the foregoing, if at any time:

(a) all Liens securing the Priority Obligations have been released as provided in Section 4.1;

(b) the Collateral Agent holds no other property as part of the Collateral Estate; and

(c) the Company delivers to the Collateral Agent an Officer’s Certificate stating that all Priority Liens of the Collateral Agent have been released in compliance with all applicable provisions of the Priority Documents and that the Grantors are not required by any Priority Document to grant any Priority Lien upon any property, then this Agreement and any other Security Documents then in effect and the Collateral Estate arising hereunder will terminate (subject to any reinstatement pursuant to Section 7.15), except that all provisions under any Priority Obligations that are expressly stated to survive termination of any Priority Obligations that are enforceable by the Collateral Agent or any of its agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further agree that the Collateral Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

Section 2.2 Collateral Shared Equally and Ratably. The parties to this Agreement agree that the payment and satisfaction of all of the Priority Obligations will be secured equally and ratably by the Priority Lien established in favor of the Collateral Agent for the benefit of the Priority Secured Parties, notwithstanding the time of incurrence of any Priority Obligations (including any Priority Obligations arising from guarantees) or time or method of creation or perfection of any Priority Liens securing such Priority Obligations and notwithstanding any provision of the UCC or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, it is the intent of the parties that all Priority Obligations will be and are secured equally and ratably, subject to the application of proceeds requirements contained in Section 3.4 of this Agreement, by all Priority Liens at any time granted by the Company or any other Grantor to secure any Priority Obligations, whether or not upon property otherwise constituting collateral for such Priority Obligations, and that all such Priority Liens will be enforceable by the Collateral Agent for the benefit of all Priority Secured Parties equally and ratably.

Section 2.3 Similar Collateral and Agreements.

(a) Except as otherwise set forth herein, the parties to this Agreement agree that it is their intention that the Collateral securing the Priority Obligations be identical as to each Series of Priority Debt. In furtherance of the foregoing, unless the Company otherwise elects, the parties hereto agree that all Priority Obligations shall be secured by the same set of Security Documents granting liens and security interests in favor of the Collateral Agent, for the benefit of the Priority Secured Parties unless the Company has offered in writing such collateral or guarantors to the Collateral Agent, for the benefit of either the First-Out Obligations or the First Lien Obligations, and the Collateral Agent (acting at the direction of the First-Out Representative or the First Lien Representative, respectively) has declined in writing such collateral or guarantors.

(b) Notwithstanding anything herein or in any Security Document to the contrary, (i) funds deposited for the satisfaction, discharge, redemption or defeasance of any Series of Priority Debt shall be solely for the benefit of the applicable Priority Secured Parties and (ii) cash collateral deposited with any Priority Representative or Priority Secured Party or other support provided in respect of obligations in respect of letters of credit under the Super Priority Credit Facility which are secured under the applicable Priority Documents and permitted under the Priority Documents to be so secured, shall be solely for the benefit of the applicable Priority Secured Parties, but will reduce dollar for dollar the aggregate amounts applied to such Priority Obligations pursuant to Section 3.4(a). Each First-Out Representative or the L/C Issuers (or such similar term) under and as defined in the Super Priority Credit Agreement will have the exclusive right to deal with that portion of the Collateral consisting of cash collateral held to cash collateralize letter of credit obligations under the Super Priority Credit Agreement, including exercising rights under control agreements with respect to such accounts, but will reduce dollar for dollar the aggregate amounts applied to such Priority Obligations pursuant to Section 3.4(a).

Section 2.4 Insolvency Matters.

(a) If any Grantor shall become subject to an Insolvency or Liquidation Proceeding under the Bankruptcy Code or other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of a DIP Financing to be provided by one or more lenders or other financing parties (the “DIP Lenders”) and/or the use of cash or other collateral under Section 363 of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law), each Priority Secured Party agrees that it will not raise any objection to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any use of cash or other collateral that constitutes Collateral, unless the Priority DIP Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash or other collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Collateral for the benefit of the Priority Secured Parties, each First Lien Secured Party will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Priority DIP Secured Parties (other than any Liens of any Priority Secured Parties constituting DIP Financing Liens and customary trustee and professional fee carve-outs) and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the Priority Obligations of the Priority DIP Secured Parties each First Lien Secured Party will confirm the priorities with respect to such Collateral as set forth herein), in each case so long as: (A) the Priority Secured Parties retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Priority Secured Parties (other than any Liens of the Priority Secured Parties constituting DIP Financing Liens and customary trustee and professional fee carve-outs) as existed prior to the commencement of such Insolvency or Liquidation Proceeding, (B) the Priority Secured Parties are granted Liens on any additional or replacement collateral pledged to any Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash or other collateral, with the same priority vis-à-vis the Priority Secured Parties as set forth in this Agreement (other than any Liens of any Priority Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing and/or cash or other collateral is applied to repay any of the Priority Obligations, such amount is applied pursuant to Section 3.4 of this Agreement, and (D) if any Priority Secured Parties are granted adequate protection with respect to the Priority Obligations subject hereto, including in the form of periodic payments, in connection with such use of cash or other collateral and/or DIP Financing, the proceeds of such adequate protection are applied pursuant to Section 3.4 of this Agreement; provided that (1) without the prior written consent of the First-Out Representative, no DIP Financing Liens shall be senior to the Liens on any Collateral for the benefit of the First-Out Secured Parties; (2) the Priority Secured Parties of each Series of Priority Debt shall have a right to object to the grant of a Lien to secure the DIP Financing over any property or assets subject to Liens in favor of the Priority Secured Parties of such Series of Priority Debt or its Priority Representative of the type described in Section 2.3(b) or that do not constitute Collateral unless provided as Collateral; and (3) the Priority Secured Parties receiving adequate protection shall not object to any other Priority Secured Parties receiving adequate protection comparable to any adequate protection granted to such Priority Secured Parties in connection with a DIP Financing and/or use of cash or other collateral and any payments or proceeds thereof shall be applied pursuant to Section 3.4 of this Agreement.

No Priority Representative or Priority Secured Party (other than, prior to and during the First Lien Period (as defined below), the Controlling Representative and the Controlling Secured Parties and, during the First-Out Period (as defined below), the First-Out Representative and the First-Out Secured Parties) shall be permitted to propose or provide a DIP Financing to the Company or other Grantor until the passage of each of (i) the period (the “First Lien Period”) commencing on the date that is the later of (A) the date that the Company solicits, in writing, proposals for a DIP Financing and (B) the commencement of an Insolvency or Liquidation Proceeding and ending on such date that is the later of (x) 30 days thereafter and (y) such time that the First Lien Representative is no longer diligently pursuing, in good faith, a commitment to provide such DIP Financing (it being understood that prior to and during the First Lien Period, the First-Out Representative may object to any DIP Financing and DIP Financing Liens that is not in connection with the First Lien Representative’s pursuit, or provision, of a commitment to provide DIP Financing) and

(ii) thereafter, the period (the “First-Out Period”) commencing on the date the First Lien Period has terminated and ending on such date that is the later of (x) 30 days thereafter and (y) such time that the First-Out Representative is no longer diligently pursuing, in good faith, a commitment to provide such DIP Financing (it being understood that during the First-Out Period, the First Lien Representative may object to any DIP Financing and DIP Financing Liens that is not in connection with the First-Out Representative’s pursuit, or provision, of a commitment to provide DIP Financing and after the First-Out Period, the Priority DIP Representative will not raise any objection to any DIP Financing, DIP Financing Liens or to any use of cash or other collateral that constitutes Collateral in connection with the First-Out Representative’s pursuit, or provision, of a commitment to provide DIP Financing so long as such DIP Financing complies (or would comply) with the provisions of this Section 2.4(a) and does not otherwise violate the terms of this Agreement). Any DIP Financing proposed or provided by a First-Out Lender or any other First-Out Secured Party under this Agreement that is secured by a Lien that is senior to, or ranks pari passu with, the First-Out Obligations (other than Excess First-Out Obligations) shall not, when added to the aggregate outstanding principal amount of the First-Out Capped Obligations, exceed 110% of the lesser of (x) the aggregate amount of First-Out Capped Obligations outstanding on the date of the commencement of such Insolvency or Liquidation Proceeding and (y) the First-Out Cap Amount.

(b) None of any First Lien Representative or any other First Lien Secured Party shall oppose or seek to challenge any claim by any First-Out Representative or any other First-Out Secured Party for allowance in any Insolvency or Liquidation Proceeding of First-Out Obligations consisting of post-petition interest to the extent of the value of the Lien of the Collateral Agent on behalf of the First-Out Secured Parties on the Collateral, without regard to the existence of the Liens of the Collateral Agent on behalf of the First Lien Secured Parties on the Collateral, provided that (x) any First Lien Secured Party may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief) for their First Lien Obligations in the form of adequate protection liens and superpriority claims to the same extent granted to the First-Out Secured Parties to secure the First-Out Obligations, provided such liens (and related collateral) shall be subject to this Agreement, including the priorities set forth herein, and any amounts paid or distributed on account of such liens or claims shall be deemed proceeds for purposes of Section 3.4 and (y) any First Lien Secured Party may request adequate protection in the form of post-petition interest, fees and expenses.

(c) None of any Priority Representative or any other Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any Plan of Reorganization that is inconsistent with or in violation of the priorities or other provisions of this Agreement and no First Lien Representative or First Lien Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any Plan of Reorganization, other than with the prior written consent of the First-Out Representative or to the extent any such plan is proposed or supported by the number of First-Out Secured Parties required under Section 1126(c) of the Bankruptcy Code or otherwise provides for the Discharge of First-Out Obligations.

(d) The Collateral Agent (on behalf of the First-Out Secured Parties) and the First-Out Representative, for itself and on behalf of the First-Out Secured Parties, and the Collateral Agent (on behalf of the First Lien Secured Parties) and the First Lien Representative for itself and on behalf of the First Lien Secured Parties, acknowledges and agrees that because of, among other things, their differing rights to payment of the proceeds of the Collateral, the First-Out Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First-Out Secured Parties and the claims of the other First Lien Secured Parties who are not First-Out Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of secured claims against the Grantors in respect of the Collateral (for this purpose ignoring all claims held by the First Lien Secured Parties who are not First-Out Secured Parties) and the First-Out Secured Parties shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs, expenses, premiums, and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the First Lien Secured Parties, with the Collateral Agent (on behalf of the First Lien Secured Parties) and the First Lien Secured Parties acknowledging and agreeing to turn over to the First-Out Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the First Lien Secured Parties.

(e) The Priority Secured Parties irrevocably agree that this Agreement (including the provisions of Section 3.4) constitutes a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law.

(f) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Priority Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of First-Out Obligations and on account of First Lien Obligations, then, to the extent the debt obligations distributed on account of the First-Out Obligations and on account of the First Lien Obligations are secured by Priority Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 2.5 Certain Restrictions. The Super Priority Credit Facility Agent agrees for the benefit of each Priority Secured Party that it shall comply with and enforce the restrictions and limitations in Section 10.04(b)(vi) of the Super Priority Credit Facility.

Section 2.6 Purchase Right.

(a) Without prejudice to the enforcement of any of the First-Out Secured Parties’ remedies under the First-Out Documents, this Agreement, at law or in equity or otherwise, the First-Out Secured Parties agree that at any time following the earliest to occur of (i) an acceleration of any of the First-Out Obligations in accordance with the terms of the applicable First-Out Documents, (ii) a Priority Debt Default under any First-Out Document that has not been waived by the applicable First-Out Secured Parties, (iii) any Enforcement Action is taken against the Collateral by the Controlling Representative in accordance with this Agreement, (iv) the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor or (v) the failure of a majority of First-Out Lenders to consent to a proposed amendment, waiver, discharge or termination in connection with or following any of the above that, pursuant to the terms of Super Priority Credit Agreement, requires the consent of such percentage or a greater percentage of First-Out Lenders (each, a “Trigger Event”), upon ten (10) days prior written notice to the First-Out Representative from the First Lien Lenders (or any subset thereof or their Affiliates or designees) or, if no First Lien Lenders exist, the other First Lien Secured Parties (or any party on behalf of any First Lien Secured Party) (or such longer time as the First-Out Representative shall reasonably agree at the request of the Persons providing such notice (such ten (10) day (or greater, as applicable) time period, the “Buyout Period”), such Persons (the “First Lien Purchasers”) may purchase the entire aggregate amount (but not less than the entirety) of outstanding First-Out Obligations (including unfunded commitments under any First-Out Document that have not been terminated at such time but excluding Excess First-Out Obligations) at the Purchase Price, without warranty or representation or recourse except as provided in Section 2.6(d) pursuant to customary transfer and assignment (or assignment and novation in the case of Section 2.6(b)(ii))

documentation (or such other documentation reasonably approved by the First-Out Representative and the First Lien Purchasers) executed by the First-Out Representative and the First Lien Purchasers). Neither the Company nor any other First Out Lien Secured Party need be a party thereto (and each First-Out Secured Party hereby appoints the First-Out Representative, and any officer or agent of the First-Out Representative, with full power of substitution, as the attorney-in-fact of such First-Out Secured Parties for the purpose of carrying out the provisions of this Section 2.6 and taking any action and executing any documents that the First-Out Representative may deem necessary or advisable to accomplish the purposes of this Section 2.6, which appointment is irrevocable and coupled with an interest).

(b) With respect to the exercise by the First Lien Purchasers of the rights set forth in Section 2.6(a), the “Purchase Price” will equal:

(i) with respect to all First-Out Obligations other than First-Out Hedging Obligations and determined after giving effect to payments made in accordance with Section 2.6(b)(ii), the sum of (1) with respect to First-Out Obligations comprised of loans or notes, the full amount of all First-Out Obligations then-outstanding and unpaid at par (including principal, accrued but unpaid interest, fees and expenses and any other unpaid amounts, including breakage costs and excluding for the avoidance of doubt any Excess First-Out Obligations and contingent reimbursement obligations and indemnity obligations for which notice of potential claim has not been given), (2) the cash collateral to be furnished to the First-Out Secured Parties providing letters of credit under the First-Out Documents in such amount (not to exceed the lower of (x) 102% of the aggregate undrawn amount and (y) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the First-Out Documents) as such First-Out Secured Parties determine is reasonably necessary to secure such First-Out Secured Parties in connection with any such outstanding and undrawn letters of credit (it being understood that any such cash collateral amounts shall be promptly returned to the purchasing First Lien Secured Parties when and to the extent any such letters of credit expire or are terminated without being drawn upon), and (3) all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses, but excluding Excess First-Out Obligations) owed to the First-Out Secured Parties under or pursuant to the First-Out Documents on the date of purchase; and

(ii) with respect to (A) First-Out Hedging Obligations that are out of the money to a First-Out Hedging Counterparty, as reasonably determined by such First-Out Hedging Counterparty party thereto as of a date reasonably designated by such First-Out Hedging Counterparty during the Buyout Period, (x) if a First-Out Hedging Agreement giving rise to such First-Out Hedging Obligations has been terminated, such First-Out Hedging Counterparty shall pay to the Company the amount described in clause (a) of the definition of Swap Termination Value, to be applied in accordance with Section 3.4(a) and correspondingly reduce the Purchase Price, and (y) if a First-Out Hedging Agreement giving rise to such First-Out Hedging Obligations has not been terminated, the First-Out Hedging Counterparty shall pay to the Company the amount described in clause (b) of the definition of Swap Termination Value to be applied in accordance with Section 3.4(a) and correspondingly reduce the Purchase Price (or, if agreed by the First Lien Purchasers, other arrangements satisfactory to the applicable First-Out Hedging Counterparty shall have been made with respect to such First-Out Hedging Agreement between the purchasing First Lien Secured Parties and such First-Out Hedging Counterparty), and upon the making of such payment, such First-Out Hedging Agreement shall automatically terminate; and (B) First-Out Hedging Obligations that are in the money to a First-Out Hedging Counterparty, as reasonably determined by such First-Out Hedging Counterparty party thereto as of a date reasonably designated by such First-Out Hedging Counterparty during the Buyout Period, (x) if the First-Out Hedging Agreement giving rise to such First-Out Hedging Obligations has been terminated and the termination amount in respect thereof has not been paid by the Company on or prior to the payment of the Purchase Price, the amount payable by the First Lien Purchasers to such First-Out Hedging Counterparty shall be the amount described in clause (a) of the definition of Swap Termination Value (and, for avoidance of doubt, the rights, claims and obligations of the First-Out Hedging Counterparty under such First-Out Hedging Agreement shall be assigned and novated to the First Lien Purchasers pursuant to ISDA standard form novation documentation), and (y) if the First-Out Hedging Agreement giving rise to such First-Out Hedging Obligations has not been terminated, the amount payable by the First Lien Purchasers to such First-Out Hedging Counterparty shall be the amount described in clause (b) of the definition of Swap Termination Value (and, for avoidance of doubt, the rights, claims and obligations of the First-Out Hedging Counterparty under such First-Out Hedging Agreement be assigned and novated to the First Lien Purchasers pursuant to ISDA standard form novation documentation). The foregoing notwithstanding, nothing shall prohibit any First-Out Hedging Counterparty and the First Lien Purchasers from mutually agreeing to the applicable agreements governing the relevant First Out Hedge Obligations, to the extent not terminated, to be assigned and novated pursuant to documentation in form and substance reasonably acceptable to the First Out Hedge Counterparty. For the avoidance of doubt, the foregoing provisions must be satisfied with respect to all First-Out Hedging Agreements in effect at the time the First Lien Purchasers exercise their rights under Section 2.6(a).

(c) Each First-Out Secured Party will retain all rights to indemnification provided in the relevant First-Out Documents for all claims and other amounts relating to periods prior to the purchase of the First-Out Obligations pursuant to this Section 2.6, in each case, if any.

(d) The purchase and sale of the First-Out Obligations under this Section 2.6 will be without recourse and without representation or warranty of any kind by the First-Out Secured Parties other than (x) except in the case of First-Out Hedging Agreements, the representations and warranties required to be made by assigning lenders pursuant to the assignment and assumption (or such other assignment documentation contained in the First-Out Documents), modified to the extent necessary to reflect the occurrence of any of the applicable events described in clauses (i) through (iv) of Section 2.6(a) and (y) that the First-Out Secured Parties shall, only as to the First-Out Obligations sold or transferred by it, severally and not jointly represent and warrant to the First Lien Secured Parties that on the date of such purchase, immediately before giving effect to the purchase;

(i) the principal of and accrued and unpaid interest on the First-Out Obligations (other than Excess First-Out Obligations and other than First-Out Hedging Obligations), and the fees and expenses thereof owed to the respective First-Out Secured Parties, are as stated in any assignment agreement prepared in connection with the purchase and sale of the First-Out Obligations; and

(ii) each First-Out Secured Party owns the First-Out Obligations (other than Excess First-Out Obligations and other than First-Out Hedging Obligations) purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the First-Out Documents, in which case the Purchase Price will be appropriately adjusted so that the First Lien Secured Parties do not pay amounts represented by participation interests to the extent that the First Lien Secured Parties expressly assume the obligations under such participation interests).

(e) In order to effectuate Section 2.6, each First-Out Representative shall calculate, upon the written request of the First Lien Secured Parties from time to time during the continuance of a Trigger Event and promptly (and in any event within five (5) Business Days of such written request) provide the First Lien Representative the results of such calculation with a reasonable supporting details, the amount in cash that would be necessary to purchase the applicable First Out Secured Obligations, and use commercially reasonable efforts to facilitate (other than with respect to the First-Out Hedging Obligations) the transfer and assignment to the First Lien Secured Parties; provided that it is understood that with respect to any First

Out Secured Obligations that do not arise under the Super Priority Credit Agreement, the First-Out Representative shall only be required to use commercially reasonable efforts to obtain such calculations from the applicable First-Out Secured Party. The Company shall promptly, but in any event no more than three (3) Business Days after receipt of notice of any Trigger Event, deliver notice to each First Lien Representative of such Trigger Event. Each First-Out Representative shall endeavour to provide prompt notice to First Lien Representative of any Trigger Event (and in any event within three (3) Business Days of knowledge of such Trigger Event); provided that failure to do so will not constitute a breach of this Agreement. Nothing in this Agreement shall impose any duty on a First Lien Representative or any First Lien Secured Party to monitor payments or defaults under the First-Out Documents.

(f) Prior to and/or contemporaneously with the consummation of the purchase of the First-Out Obligations, the First-Out Representative shall take all steps reasonably requested by First Lien Representative (acting at the direction of the First Lien Secured Parties) to resign and transfer the agency role to the First Lien Representative (or any other agent designated by the First Lien Secured Parties). The Company and its Subsidiaries hereby consents to any assignment, transfers or novations effectuated to one or more First Lien Purchasers and the agency resignation, in each case, pursuant to this Section 2.6. During the Buyout Period, no First-Out Secured Party or any of their Affiliates shall commence or continue any Enforcement Action (excluding any Enforcement Action against the Collateral consisting of cash collateral held to cash collateralize letters of credit under the Super Priority Credit Agreement) without the consent of the First Lien Purchasers unless the First Lien Purchasers (x) revoke, terminate or rescind or attempt to revoke, terminate or rescind their commitment to purchase the First-Out Obligations or (y) abandon or otherwise fail to consummate such purchase. If, in contravention of the previous sentence, any First-Out Secured Party or any of their Affiliates commences or continues any Enforcement Action in respect of any Collateral during the Buyout Period, and if the First Lien Purchasers decide, in the exercise of their reasonable good faith judgment that such Enforcement Action will have or could reasonably be expected to have an adverse effect on the Collateral or on the value to the First Lien Purchasers of the proposed purchase transaction, the First Lien Purchasers may, without prejudice to any other right or remedy of the First Lien Purchasers, by written notice to the First-Out Representative, not purchase the First-Out Obligations, and in such case the First Lien Purchasers shall have no further obligation to any First-Out Secured Party in respect thereof.

(g) Notwithstanding anything to the contrary herein, and solely for purposes of this Section 2.6, (i) the terms “First-Out Secured Parties” and “First Lien Secured Parties” as used in this Section 2.6 shall exclude the Collateral Agent and (ii) the First Lien Purchasers may elect not to purchase Excess First-Out Obligations and, if such option is exercised, the Purchase Price shall be correspondingly reduced as if such Excess First-Out Obligations were not included in the calculation of the Purchase Price.

ARTICLE 3

OBLIGATIONS AND POWERS OF COLLATERAL AGENT

Section 3.1 Appointment and Undertaking of the Collateral Agent.

(a) Each Priority Secured Party (other than the Collateral Agent) acting through its respective Priority Representative and/or by its acceptance of the Security Documents hereby appoints the Collateral Agent to serve as collateral agent hereunder (and under the other Security Documents) on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Agent will, as collateral agent, for the benefit solely and exclusively of the present and future Priority Secured Parties:

(i) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents (including in connection with any Enforcement Action or Insolvency or Liquidation Proceeding);

(ii) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(iii) deliver and receive notices pursuant to this Agreement and the Security Documents;

(iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, take any Enforcement Action, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(v) remit as provided in Section 3.4(a) all cash proceeds received by the Collateral Agent from an Enforcement Action under the Security Documents or any of its other interests, rights, powers or remedies or otherwise received in accordance with Section 3.4(a);

(vi) execute and deliver (i) amendments and supplements to the Security Documents as from time to time authorized pursuant to Section 7.1 (to the extent the Collateral Agent has received an Officer’s Certificate as required by Section 7.1(c) and written direction from the Priority Representative) and (ii) acknowledgements of Collateral Agency Joinders and Additional Secured Debt Designations delivered pursuant to Section 3.8 or Section 7.14 hereof;

(vii) release or subordinate any Lien granted to it by any Security Document upon any Collateral if and as required by Section 3.2, Section 4.1 or Section 4.4; and

(viii) enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Junior Lien Intercreditor Agreement (if any).

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence any Enforcement Action or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed by written notice from the Controlling Representative and then only in accordance with the provisions of this Agreement and the Junior Lien Intercreditor Agreement (if any).

(d) Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Collateral Agent.

Section 3.2 Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Priority Lien of the Collateral Agent or consent to the release or subordination of any Priority Lien of the Collateral Agent, except:

(a) as permitted in accordance with the terms of the applicable Priority Documents for such Series of Priority Debt or as directed by the Controlling Representative pursuant to this Agreement, in each case accompanied by an Officer’s Certificate of the Company that includes a certification that the release or subordination was permitted by each applicable Priority Document and otherwise setting forth the requirements of Section 4.1(b);

(b) as required by Section 2.4 or Article 4; or

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

Section 3.3 Enforcement of Liens.

(a) (i) The Collateral Agent shall act or refrain from acting with respect to the Collateral, only on the written instructions of the Controlling Representative (and shall have no liability to any other Person for so acting or refraining to act), (ii) the Collateral Agent shall not follow any instructions with respect to the Collateral from any Priority Secured Party other than the Controlling Representative and (iii) no Priority Secured Party (other than the Priority Representative acting as the Controlling Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to (including any Enforcement Action) or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the written instructions of the Controlling Representative and in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Collateral, including any Enforcement Action; provided that, if and to the extent that such Enforcement Action is to be conducted through receivership, a court-appointed receiver will be utilized. If the Collateral Agent at any time receives written notice from the Controlling Representative stating that a Priority Debt Default has occurred, the Collateral Agent at the written direction of the Controlling Representative will promptly deliver written notice thereof to each other Priority Representative. Notwithstanding the equal priority of the Liens on the Collateral, the Collateral Agent (acting on the written instructions of the Controlling Representative) may deal with the Collateral as if the Controlling Representative had a senior Lien on the Collateral. No Priority Secured Party will contest, protest or object to any Enforcement Action brought by the Collateral Agent or any other exercise by the Collateral Agent of any rights and remedies relating to the Collateral, in each case, in accordance with the terms of this Agreement. Notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Priority Representative or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to the applicable First Lien Secured Parties; (ii) any Priority Representative or any other First Lien Secured Party may take any action to preserve or protect (but not enforce) the validity and enforceability of the Liens granted in favor of the applicable First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the First-Out Secured Parties or the rights of the Controlling Representative (or the Controlling Secured Parties of such Priority Representative) to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Priority Representative or any other Priority Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such Priority Secured Party, including any claims secured by the Collateral, in each case, to the extent not inconsistent with the terms of this Agreement.

(b) The Super Priority Credit Facility Agent may provide written notice to the Term Loan Agent and the Collateral Agent (in accordance herewith) (i) that a Borrowing Base Deficiency exists and a Super Priority Debt Payment Default has occurred and is continuing, (ii) specifying the first day of the corresponding Super Priority Enforcement Period and (iii) that the Required First-Out Debtholders wish to commence an Enforcement Action pursuant to Section 3.3. Section 3.3(a) notwithstanding, following the commencement of a Super Priority Enforcement Period and so long as such Super Priority Enforcement Period is continuing, the Super Priority Credit Facility Agent shall be permitted to instruct the Collateral Agent to take Enforcement Actions and shall be deemed the Controlling Representative for purposes of this Section 3.3(a).

(c) Subject to Section 2.3 and Section 2.4(a), each Priority Representative, on behalf of itself and the Priority Secured Parties for which it is acting hereunder, agrees that it will not accept any Lien on any Collateral for the benefit of any Priority Obligations other than pursuant to the Security Documents, and by executing this Agreement (or Collateral Agency Joinder, as applicable), each Priority Representative and each Priority Secured Party for which such Priority Representative is acting hereunder agree to be bound by the provisions of this Agreement and the other Security Documents applicable to it.

(d) Each Priority Representative, on behalf of itself and each Priority Secured Party for which it is acting hereunder, agrees that (i) it will not challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, allowability or enforceability of any Priority Obligations or any Priority Document or the validity, attachment, perfection or priority of any Lien under any Priority Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshalled upon any foreclosure or other disposition of such Collateral, subject to Section 2.3(b); (iii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; (iv) it will not object to or oppose, and shall be deemed to consent to, a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law or any other provision of the Bankruptcy Code or any other Bankruptcy Law if the Collateral Agent (acting at the direction of the Controlling Representative) shall have consented to such sale or disposition of such Collateral, the Priority Liens attach to the proceeds of such sale or disposition, and the proceeds of such sale or disposition received by the Collateral Agent are applied in accordance with the priority provisions of Section 3.4(a); (v) it will not object to or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay (including under Section 362 of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law) or from any injunction against foreclosure or enforcement in respect of the Collateral made by the Collateral Agent (acting at the direction of the Controlling Representative); (vi) it will not seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding (including under Section 362 of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law) in respect of any Collateral, without the prior written consent of the Collateral Agent (acting at the direction of the Controlling Representative); (vii) it will not object to, or otherwise contest (or support any Person contesting), (A) any request by the Collateral Agent (acting at the direction of the Controlling Representative) for adequate protection on account of the Collateral or (B) any objection by the Collateral Agent (acting at the direction of the Controlling Representative) to any motion, relief, action or proceeding based on the Collateral Agent’s claimed lack of adequate protection with respect to the Collateral; (viii) it will not assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code (or any similar provision of any other applicable Bankruptcy Law) pari passu with or on a senior basis to the Priority Liens for costs or expenses of preserving or disposing any Collateral; and (ix) other than as otherwise provided herein, oppose or otherwise contest (or support any other Person contesting) any lawful exercise by the Collateral Agent (acting at the direction of the Controlling Representative) of the right to credit bid at any sale of Collateral (including under Section 363(f) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law); provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Priority Secured Party to enforce this

Agreement. No Priority Secured Party may consent to any credit bid or acceptance of Collateral in respect of all or part of the Priority Obligations (including under Section 363(f) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law) unless the Discharge of First-Out Obligations would occur immediately upon the initial consummation of the transaction subject to such credit bid or acceptance of Collateral.

(e) Prior to the commencement of any Enforcement Action with respect to any Collateral, the Controlling Representative shall provide written notice (which notice shall include an instruction to the Collateral Agent to provide a copy of such notice to each Priority Representative) of its intention to commence an Enforcement Action to the Collateral Agent (who shall promptly provide a copy of such notice to each Priority Representative). Failure by the Collateral Agent to deliver a copy of the Enforcement Action notice to the Priority Representatives shall not affect the enforceability and effectiveness of the Enforcement Action.

(f) Except as specifically set forth in, or inconsistent with, this Agreement, each of the Priority Representatives and the other Priority Secured Parties may exercise any rights of termination or acceleration of any Debt or other Obligations owing under their respective Priority Documents or to demand payment under the guarantee in respect thereof or take any actions and exercise all rights that would be available to a holder of unsecured claims, in each case in accordance with the terms of their respective Priority Documents and applicable law and otherwise consistent with the order of application in Section 3.4 and the other terms of this Agreement; provided that, during the continuance of any Priority Debt Default under the applicable Priority Documents, the proceeds of exercise of any set-off rights in respect thereof shall be distributed in accordance with Section 3.4.

(g) Each Priority Representative, for itself and on behalf of each other Priority Secured Party represented by it, hereby agrees that if any Priority Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any rights or remedies with respect to the Collateral or on account of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding (other than, in each case, amounts received pursuant to Section 3.4) at any time prior to the Discharge of Priority Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the other Priority Representatives and Priority Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent as promptly as practicable; provided that nothing herein shall limit the rights of the Priority Secured Parties to receive the payments of principal, interest, fees and other amounts due to Priority Secured Parties so long as such payment is not the result of any exercise of remedies by any Priority Secured Party with respect to the Collateral or a payment in respect of Collateral or the Priority Secured Parties realizing any proceeds in respect of Collateral. For the avoidance of doubt, any proceeds received by any of the Priority Secured Parties in respect of Collateral in connection with any Insolvency or Liquidation Proceeding shall be deemed to be the result of an exercise of remedies. Furthermore, the Priority Representatives shall, at the Grantors’ expense, promptly send written notice to the Collateral Agent upon receipt of such Collateral, proceeds or payment not permitted hereunder by any Priority Secured Party and promptly after receipt by the Collateral Agent of such written notice, shall deliver such Collateral, proceeds or payment to the Collateral Agent or its designee in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby authorized to make any such endorsements as agent for the Priority Representatives or any other Priority Secured Party. The First Lien Representative, for itself and on behalf of each other First Lien Secured Party agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any First-Out Obligations (other than Excess First-Out Obligations) previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Collateral Agent any such Collateral, proceeds or payment not permitted hereunder received by it and then in its possession or under its direct control in respect of any such Collateral and shall promptly turn any such Collateral then held by it over to the

Collateral Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of First-Out Obligations. The First-Out Representative agrees that if, at any time after the Discharge of First Lien Obligations, it obtains written notice that all or part of any payment with respect to any First Lien Obligations previously made after the Discharge of First Lien Obligations shall be rescinded for any reason whatsoever, it will promptly pay over to the Collateral Agent any such Collateral, proceeds or payment not permitted hereunder received by it and then in its possession or under its direct control in respect of any such Collateral and shall promptly turn any such Collateral then held by it over to the Collateral Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of First Lien Obligations. All Priority Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement.

Section 3.4 Application of Proceeds.

(a) Subject to Section 2.3(b), the Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon, or any other Enforcement Action with respect to, any Collateral and the proceeds thereof, including the proceeds of any insurance policy or any condemnation proceeds, whether prior to or after the commencement of an Insolvency or Liquidation Proceeding or otherwise, and any other amounts required to be delivered to the Collateral Agent by any Grantor or any Priority Secured Party or Priority Representative with respect to the Collateral pursuant to any other provision of this Agreement, for application in accordance with this Section 3.4(a), in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Agent’s and each Priority Representative’s ratable fees, expenses, indemnifications and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or the Priority Representative or any agent of the Collateral Agent or the Priority Representative in connection with any Security Document, including but not limited to amounts necessary to provide for the expenses of the Collateral Agent and the Priority Representative in maintaining and disposing of the Collateral (including, but not limited to, indemnification payments and reimbursements);

SECOND, equally and ratably to the First-Out Representatives for application to all outstanding First-Out Obligations (including to cash collateralize letters of credit constituting First-Out Obligations), but reduced dollar for dollar by any existing cash collateral solely pledged in respect of any such First-Out Obligations, other than the Excess First-Out Obligations, that are then due and payable in such order as may be provided in the First-Out Documents in an amount sufficient to cause the Discharge of First-Out Obligations;

THIRD, after the Discharge of First-Out Obligations, equally and ratably to the First Lien Representatives for application to the payment of all outstanding First Lien Debt and any other First Lien Obligations that are then due and payable in such order as may be provided in the applicable First Lien Documents in an amount sufficient to cause the Discharge of First Lien Obligations;

FOURTH, equally and ratably to the First-Out Representatives for application to any Excess First-Out Obligations that are then due and payable in such order as may be provided in the First-Out Documents in an amount sufficient to cause the Discharge of Excess First-Out Obligations; and

FIFTH, subject to the Junior Lien Intercreditor Agreement (if any), any surplus remaining after the Discharge of Priority Obligations will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Priority Debt has released its Lien on any Collateral as described below in Section 4.1(a)(vi) or Section 4.4, then such Series of Priority Debt and any related Priority Obligations of that Series of Priority Debt thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series of Priority Debt.

For the avoidance of doubt, the Collateral Agent shall only apply proceeds in accordance with this Section 3.4 to the extent that such proceeds are actually received by the Collateral Agent.

(b) If any portion of the proceeds of the Collateral is in the form of cash, then such cash shall be applied pursuant to the priorities set forth in this Section 3.4 before any non-cash proceeds are applied pursuant to the priorities set forth in this Section 3.4; provided that, irrespective of the terms of any Plan of Reorganization (including the confirmation of such Plan of Reorganization pursuant to Section 1129(b) of the Bankruptcy Code or the equivalent provision of any other Bankruptcy Laws), each of the Priority Representatives hereby acknowledges and agrees to turn over to the Collateral Agent amounts otherwise received or receivable by them under such Plan of Reorganization to the extent necessary to effectuate the intent of this Section 3.4. If any Priority Secured Party collects or receives any proceeds of an Enforcement Action, proceeds of any title or other insurance, or any proceeds subject to Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the Priority Obligations in accordance with Section 3.4(a) above, whether prior to or after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Priority Secured Party will forthwith deliver the same to the Collateral Agent, for the account of the applicable Priority Secured Parties, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds shall be segregated and will be held in trust by that Priority Secured Party for the benefit of the applicable Priority Secured Parties.

(c) Subject to Section 2.3(b), to the extent any Priority Secured Party or Priority Representative receives cash, property or other assets from any Insolvency or Liquidation Proceeding in respect of its secured claim, such cash, property or other assets other than debt obligations of a reorganized debtor as contemplated by Section 2.4(f) will be delivered to the Collateral Agent for application in accordance with Section 3.4(a).

(d) If, after the occurrence and during the continuance of a Priority Debt Default, any Discharge of First Lien Obligations occurs by way of the exercise of any rights of set-off, banker’s liens or consolidation of accounts prior to the Discharge of First-Out Obligations, the relevant Priority Secured Party shall immediately segregate and hold an amount equal to the amount so discharged in trust for application to the First-Out Obligations and forthwith deliver such amount to the Collateral Agent as provided in Section 3.4(b).

(e) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Obligations, each present and future Priority Representative and the Collateral Agent as holder of Priority Liens. The Priority Representative of each future Series of Priority Debt will be required to deliver a Collateral Agency Joinder including an Additional Secured Debt Designation as provided in Section 3.8 at the time of incurrence of such Series of Priority Debt.

(f) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by the Controlling Representative, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(g) In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Agent may conclusively rely upon information supplied in writing by the relevant Priority Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Priority Debt and any other Priority Obligations.

Section 3.5 Powers of the Collateral Agent.

(a) The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents (including in connection with any Enforcement Action and in any Insolvency or Liquidation Proceeding) and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful written directions given to it from time to time in respect of any matter by the Controlling Representative.

(b) No Priority Representative or holder of Priority Obligations (other than the Collateral Agent) will have any liability whatsoever for any act or omission of the Collateral Agent, and the Collateral Agent will have no liability whatsoever for any act or omission of any Priority Representative or any holder of Priority Obligations.

(c) The permissive rights of the Collateral Agent shall not be construed as duties.

Section 3.6 Documents and Communications. The Collateral Agent will permit each Priority Representative upon reasonable written notice and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

Section 3.7 For Sole and Exclusive Benefit of Holders of Priority Obligations. The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property of the Collateral Estate solely and exclusively for the benefit of the present and future holders of present and future Priority Obligations, and will distribute all proceeds received by it from an Enforcement Action solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8 Additional Priority Debt.

(a) The Collateral Agent will, as collateral agent hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Priority Obligations that are issued or incurred after the date hereof provided that:

(i) such Priority Obligations (other than Priority Debt arising under the Priority Documents in effect on the date hereof) are identified as Priority Debt in accordance with the procedures set forth in Section 3.8(b); and

(ii) unless such Priority Debt is issued under an existing Priority Document for any Series of Priority Debt whose Priority Representative is already party to this Agreement, the designated Priority Representative identified pursuant to Section 3.8(b) signs a Collateral Agency Joinder and promptly delivers the same to the Collateral Agent, and such Collateral Agency Joinder is accepted by the Collateral Agent (which the Collateral Agent shall not be obligated to accept if such Priority Documents impact the rights, privileges, immunities and duties of the Collateral Agent without the Collateral Agent’s consent and prior review).

(b) The Company will be permitted to designate as an additional holder of Priority Debt hereunder each Person who is, or who becomes, the registered holder of Priority Debt incurred by the Company or any other Grantor after the date of this Agreement in accordance with the terms of all applicable Priority Documents. The Company may only effect such designation by delivering to the Collateral Agent an Additional Secured Debt Designation that:

(i) states that the Company or applicable Grantor intends to incur additional Priority Lien Debt, including Priority Hedging Obligations (“Additional Priority Debt”) that is permitted by each applicable then extant Priority Document to be incurred and to be secured with a Priority Lien equally and ratably with all previously existing and future Priority Debt;

(ii) specifies the name, address and contact information of the Priority Representative for such series of Additional Priority Debt for purposes of Section 7.5;

(iii) attaches as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Company and each Grantor; and

(iv) states that the Company has caused a copy of the Additional Secured Debt Designation and the related Collateral Agency Joinder to be delivered to each then existing Priority Representative. Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Agency Joinder to each then existing Priority Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Agency Joinder to any then existing Priority Representative shall not affect the status of such debt as Additional Priority Debt if the other requirements of this Section 3.8 are complied with. To the extent required to be delivered pursuant to the terms of the Priority Documents for such Additional Priority Debt or otherwise reasonably requested by the Collateral Agent, the Collateral Agent (and, on a non-reliance basis, the other then existing Priority Representatives) shall receive an Officer’s Certificate from the Company as to the Additional Priority Debt being permitted by the terms of any credit agreement, debt facility, agreement, instrument, or arrangement under which the Priority Obligations have been incurred or issued and secured by a valid and perfected security interest in the Collateral. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional Debt unless otherwise permitted by the terms of all applicable then extant Priority Documents. Liens upon the Collateral to secure Additional Priority Debt shall be created pursuant to the Security Documents that create Liens upon the Collateral to secure the other Priority Obligations; provided that, to the extent required by applicable law such Liens upon the Collateral to secure Additional Priority Debt and other Priority Obligations may be created pursuant to one set of Security Documents, in favor of the Collateral Agent, which shall be in all material respects the same form as the Security Documents creating the Liens upon the Collateral to secure the other Priority Obligations as then in effect. Subject to Section 2.3, Additional Priority Debt shall not be secured by Liens upon any Collateral unless the other Priority Obligations are also secured by Liens on such Collateral. Additional Priority Debt shall be guaranteed by all of the applicable Grantors and shall not be guaranteed by any Person that is not a Grantor. For the avoidance of doubt, the Company shall not be required to make an Additional Secured Debt Designation with respect to any Hedging Agreement entered into pursuant to a master agreement that is in effect on the date hereof with a Qualified Hedging Counterparty.

(c) With respect to any Priority Obligations constituting Additional Priority Debt that is issued or incurred after the date hereof, the Company and each of the other Grantors agrees to take such actions (if any) as necessary and as may from time to time reasonably be requested by the Collateral Agent, any Priority Representative or any Controlling Representative, and enter into such technical amendments, modifications and/or supplements to the then existing Security Documents (or execute and deliver such additional Security Documents) as necessary and as may from time to time be reasonably requested by such Persons (including as contemplated by Section 3.8(d)), to ensure that the Additional Priority Debt is secured by, and entitled to the benefits of, the Security Documents, and each Priority Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). The Company and each other Grantor hereby further agrees that, (i) if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis and (ii) upon or prior to the incurrence of First-Out Hedging Obligations owing to a Person who had not, or none of whose Affiliates had, been a First-Out Hedging Counterparty party to a First-Out Hedging Agreement prior to the incurrence of such First-Out Hedging Obligations, the First-Out Representative shall provide prompt written notice to the Collateral Agent identifying such First-Out Hedging Counterparty.

(d) The Company shall have the right, at any time on or after the occurrence of the Discharge of First-Out Obligations, to enter into any First-Out Document evidencing First-Out Debt so long as the incurrence thereof is not prohibited by any then extant Priority Documents, and to designate such funded debt as First-Out Debt in accordance with Section 3.8(b). At any time from and after the date of such designation pursuant to Section 3.8(b), subject to compliance with Section 3.8(b) and Section 3.8(d), the obligations under such First-Out Document shall automatically and without further action be treated as First-Out Debt for all purposes of this Agreement.

Section 3.9 Priority Representatives.

(a) Notwithstanding anything to the contrary in this Agreement, the Junior Lien Intercreditor Agreement, the Priority Documents or in any Security Documents, the parties hereto agree as follows:

(i) any reference to “Priority Representative” or any similar term in the Junior Lien Intercreditor Agreement shall refer to the Collateral Agent;

(ii) the Collateral Agent, as Priority Representative, will not be required to take any action under the Junior Lien Intercreditor Agreement unless and until the Controlling Representative directs the Collateral Agent in writing, as Priority Representative, to take such action; and

(iii) in no event shall the Collateral Agent, as Priority Representative, be required to take any action in connection with the purchase or sale of Priority Obligations under the Junior Lien Intercreditor Agreement (rather, the purchases and sales of the Priority Obligations shall be coordinated among the holders of the junior lien financing and the holders of the Priority Obligations (or their appointed representative)).

(b) In the event the Junior Lien Intercreditor Agreement requires the delivery, or receipt, of any notice by the Priority Representative, such delivery or receipt will be deemed satisfied in all respects when the Collateral Agent makes such delivery or receives such notice.

(c) The parties hereto agree that this Section shall not be deemed to be in conflict or inconsistent with the Junior Lien Intercreditor Agreement.

ARTICLE 4

OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GRANTORS

Section 4.1 Release of Liens on Collateral.

(a) The Priority Liens upon the Collateral will be released in each of the following circumstances:

(i) as to all Collateral, upon the Discharge of Priority Obligations;

(ii) in accordance with the terms of the applicable Security Document creating the security interest in such Collateral as to any Collateral of the Company or any other Grantor that is sold, transferred or otherwise disposed of by the Company or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Grantor or their Subsidiaries in a transaction or other circumstance that is expressly permitted by the Super Priority Credit Agreement, the Term Loan Agreement and the other Priority Documents;

(iii) in accordance with the terms of the applicable Security Document creating the security interest in such Collateral as to any Collateral of a Grantor (other than the Company) that is released as a guarantor under each Priority Document in a transaction or other circumstance that is expressly permitted by the Super Priority Credit Agreement, the Term Loan Agreement and the other Priority Documents;

(iv) as to any other release of any of the Collateral, if (A) consent to the release of that Collateral has been given by each Priority Representative and (B) the Company has delivered an Officer’s Certificate to the Collateral Agent relating thereto;

(v) as to any Collateral of the Company or any other Grantor that is foreclosed upon by the Collateral Agent or against which the Collateral Agent otherwise exercises its rights or remedies (including in connection with an Enforcement Action) (whether or not any Insolvency or Liquidation Proceeding is pending at the time) in each case, which results in a disposition of such Collateral; or

(vi) as to any or all Collateral, with respect to any Series of Priority Debt, in accordance with the terms of the applicable Priority Documents for such Series of Priority Debt or upon written approval of the holder, agent or representative (acting at the direction of the requisite percentage or number of holders of each Series of Priority Debt) of such Series of Priority Debt, it being agreed that the release of any Collateral pursuant to this Section 4.1(a)(vi) shall not, of itself, result in a violation of Section 2.3(a).

(b) The Collateral Agent agrees for the benefit of the Company and the other Grantors that, if the Collateral Agent at any time receives:

(i) an Officer’s Certificate relating to any release or subordination of Collateral permitted herein certifying that such release or subordination is permitted hereunder and under each of the Priority Documents then extant; and

(ii) the proposed instrument or instruments releasing or subordinating the Liens as to such Collateral in recordable form, if applicable;

then, promptly following receipt by the Collateral Agent of the items required by this Section 4.1(b), upon written request of and at the expense of the Company, the Collateral Agent will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release or subordination to the Company or other applicable Grantor. Such release shall be without recourse, representation or warranty by the Collateral Agent.

(c) The Collateral Agent hereby agrees that in the case of any release pursuant to Section 4.1(a)(ii), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Agent will either (i) be present at and deliver the release at the closing of such transaction or (ii) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

Section 4.2 Delivery of Copies to Priority Representatives. The Company will deliver to each Priority Representative a copy of each Officer’s Certificate delivered to the Collateral Agent pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Agent with such Officer’s Certificate. The Priority Representatives will not be obligated to take notice thereof or to act thereon.

Section 4.3 Collateral Agent not Required to Serve, File or Record. Subject to Section 3.2, the Collateral Agent is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if the Company or any other Grantor shall make a written demand in the form of an Officer’s Certificate for a termination statement under Section 9-513(c) of the UCC, the Collateral Agent shall, at the Company’s or such other Grantor’s expense, comply with the written request of the Company or Grantor to comply with the requirements of such UCC provision as determined by the Company or Grantor.

Section 4.4 Release of Liens in Respect of First-Out or First Lien Obligations. In addition to any release pursuant to Section 4.1 hereof, the Collateral Agent’s Priority Liens will no longer secure:

(a) the First-Out Obligations, and the right of the holders of such First-Out Obligations to the benefits and proceeds of the Priority Liens on the Collateral will terminate and be discharged, upon the occurrence of each of the Discharge of First-Out Obligations and the Discharge of Excess First-Out Obligations; and

(b) the First Lien Obligations, and the right of the holders of such First Lien Obligations to the benefits and proceeds of the Priority Liens on the Collateral will terminate and be discharged, upon the Discharge of First Lien Obligations.

ARTICLE 5

IMMUNITIES OF THE COLLATERAL AGENT

Section 5.1 No Implied Duty. The Collateral Agent will not have any duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement, the Junior Lien Intercreditor Agreement (if any), the other Security Documents and any other Priority Document to which it is a party, as applicable. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Priority Documents, the Junior Lien Intercreditor Agreement (if any) or any other Security Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentences, the use of the term “agent” in this Agreement, the Junior Lien Intercreditor Agreement (if any) or any other Security Document with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement, the Junior Lien Intercreditor Agreement (if any) or the other Security Documents.

Section 5.2 Appointment of Agents and Advisors. The Collateral Agent may execute any of the powers hereunder or perform any duties hereunder, under the Junior Lien Intercreditor Agreement (if any) or under any other Security Document either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them selected in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

Section 5.3 Other Agreements. The Collateral Agent has accepted its appointment as collateral agent hereunder and is bound by the Security Documents executed by the Collateral Agent as of the date of this Agreement, and, as directed in writing by the Company or the Controlling Representative, the Collateral Agent shall execute additional Security Documents delivered to it after the date of this Agreement (including to secure Obligations arising under Additional Priority Debt to the extent such Obligations are permitted to be incurred and secured under the Priority Documents); provided that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent or conflict with the terms of the Junior Lien Intercreditor Agreement (if any).

Section 5.4 Solicitation of Instructions.

(a) The Collateral Agent may at any time solicit written confirmatory instructions, in the form of a direction by the Controlling Representative, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement, the Junior Lien Intercreditor Agreement (if any) or the other Security Documents, and the Collateral Agent shall have no liability for acting or refraining to act in reliance on such instructions.

(b) No written direction given to the Collateral Agent by the Controlling Representative that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement, the Junior Lien Intercreditor Agreement (if any) and the other Security Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

(c) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Controlling Representative pursuant to the provisions of this Agreement, unless such representative shall have furnished to the Collateral Agent security or indemnity satisfactory to it against the costs, expenses and liabilities including attorneys’ fees and expenses which may be incurred therein or thereby.

Section 5.5 Limitation of Liability. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder, under the Junior Lien Intercreditor Agreement (if any) or under any other Security Document, except for its own gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction.

Section 5.6 Documents in Satisfactory Form. The Collateral Agent will be entitled, but not obligated, to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, the Junior Lien Intercreditor Agreement (if any) or any other Security Document, be delivered to it in a form reasonably satisfactory to it.

Section 5.7 Entitled to Rely. The Collateral Agent may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Priority Representative as to the holders of Priority Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof, including, without limitation, in connection with ascertaining the (x) occurrence, and satisfaction, of clauses (c) and/or (d), of the definition of “Discharge of First Lien Obligations” or (y) whether making, completing or confirming any release of any Collateral or guarantee that is otherwise permitted (or, if not addressed therein, not prohibited and would not result in a default or termination event arising under any Priority Document) under the terms of this Agreement and the other Priority Documents. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement, the Junior Lien Intercreditor Agreement (if any) or any other Security Document or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof, the Junior Lien Intercreditor Agreement (if any) or the other Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement, the Junior Lien Intercreditor Agreement (if any) or any other Security Document to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on an Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement, the Junior Lien Intercreditor Agreement (if any) and the other Security Documents.

Section 5.8 Priority Debt Default. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Priority Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Priority Debt Default unless and until it is directed in writing by the Controlling Representative.

Section 5.9 Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement, the Junior Lien Intercreditor Agreement (if any) or the other Security Documents, the Collateral Agent will act or refrain from acting as directed in writing by the Controlling Representative and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Priority Obligations.

Section 5.10 Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder, under the Junior Lien Intercreditor Agreement (if any) or under any other Security Document unless it has been provided with security or indemnity satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 5.11 Rights of the Collateral Agent. In the event of any conflict between any terms and provisions set forth in this Agreement, those set forth in the Junior Lien Intercreditor Agreement (if any), and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such Junior Lien Intercreditor Agreement, and such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement, the Junior Lien Intercreditor Agreement (if any) or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement, the Junior Lien Intercreditor Agreement (if any) or any of the other Security Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder, under the Junior Lien Intercreditor Agreement (if any) or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

Section 5.12 Limitations on Duty of Collateral Agent in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided that, notwithstanding the foregoing, the Collateral Agent will execute, file or record UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Agent (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by the Controlling Representative (which request shall include an instruction to the Collateral Agent to provide a copy of such request to each other Priority Representative), it being understood that the Company and/or the applicable Grantor shall be responsible for all filings required in connection with any Security Document and the continuation, maintenance and/or perfection of any such filing or the lien and security interest granted in connection therewith. The Collateral Agent shall deliver to each other Priority Representative a copy of any such written request. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b) Except as provided in Section 5.12(a), the Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the current and future holders of the Priority Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral. The Collateral Agent shall not be under any obligation to any Priority Representative or any holder of Priority Debt to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Junior Lien Intercreditor Agreement (if any) or any other Security Document or to inspect the properties, books or records of the Company or any other Grantor.

Section 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(a) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release any other parties from any of their respective duties or obligations under the Junior Lien Intercreditor Agreement (if any) or the other Security Documents; and

(b) the Collateral Agent will not be obligated to perform any of the obligations or duties of the Company or any other Grantor.

Section 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to immediately resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions or inactions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15 Other Relationships with the Company and the Grantors. Breakwall and its respective Affiliates (and any successor Collateral Agent and its Affiliates) may make loans to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company or any other Grantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Priority Secured Parties. The Priority Representatives and the holders of the Priority Obligations acknowledge that, pursuant to such activities, Breakwall or its Affiliates (and any successor Collateral Agent and its Affiliates) may receive information regarding the Company or any other Grantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Grantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Priority Representatives or the holders of the Priority Obligations. Nothing herein shall impose or imply any obligation on the part of Breakwall (or any successor Collateral Agent) to advance funds.

In addition to acting as Collateral Agent, Breakwall also serves as First Lien Representative, and the Priority Secured Parties hereby waive any right to make an objection or claim against Breakwall based on any alleged conflict of interest or breach of duties arising from the Collateral Agent also serving as First Lien Representative.

ARTICLE 6

RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT

Section 6.1 Resignation or Removal of Collateral Agent; Appointment of Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this Section 6.1, the Collateral Agent may resign as the Collateral Agent upon thirty (30) days’ written notice to the Company and each Priority Representative (for distribution to each Priority Secured Party). The Collateral Agent may be removed as Collateral Agent at the request of all (but not less than all of) the Priority Representatives (acting at the direction of the required number of Priority Secured Parties in accordance with the applicable Priority Document). Subject to the other terms of this Agreement, if the Collateral Agent resigns or is removed by the Priority Representatives, each Priority Representative (acting at the direction of the required number of Priority Secured Parties in accordance with the applicable Priority Document) shall appoint a successor agent, which successor agent shall be consented to by the Company at all times other than during the existence of Priority Debt Default (which consent of the Company shall not be unreasonably withheld or delayed); provided, that in no event shall any such successor Collateral Agent be a “defaulting lender” or a “disqualified lender”, in each case as defined in any Priority Document. If no successor agent is appointed prior to the effective date of the resignation or removal of the Collateral Agent, the Collateral Agent, in the case of a resignation, and the Company, in the case of a removal may appoint, after consulting with each of the Priority Representatives and the Company (in the case of a resignation), a successor collateral agent which shall be a third party agent of recognized national standing. Upon the acceptance of its appointment as successor agent, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent under this Agreement, the other Security Documents and other Priority Documents and the term or “Collateral Agent” shall mean such successor collateral agent and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation or removal in accordance herewith as the Collateral Agent, the provisions of this Article 6 and the reimbursement and indemnification provisions set forth herein and in any of the other Priority Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent in respect of this Agreement and the Security Documents. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following the retiring Collateral Agent’s notice of resignation or ten (10) days following a notice of removal, the Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and the Controlling Representative shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Priority Representatives (acting at the direction of the required number of Priority Secured Parties in accordance with the applicable Priority Document) appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Collateral Agent in accordance herewith by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Priority Debtholders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent under the Priority Documents, and the retiring Collateral Agent shall be discharged from its duties and obligations under the this Agreement and the other Security Documents. The Collateral Agent hereunder shall be the same as the collateral agent under the other applicable Priority Documents and the appointment of such successor Collateral Agent hereunder shall be effective as the appointment of a successor collateral agent under the other applicable Priority Documents.

In addition and notwithstanding anything to the contrary herein, the Discharge of First Lien Obligations in respect of Debt in respect of the Term Loan Facility shall be deemed to constitute an automatic resignation of the Collateral Agent hereunder with effect on the date on which such payment and termination has occurred (such date, the “Agent Resignation Date”). Upon the occurrence of the Agent Resignation Date, the Controlling Representative may appoint a successor Collateral Agent under this Agreement. No later than five (5) Business Days after the Agent Resignation Date, the Collateral Agent agrees to execute and deliver assignments (without recourse, representation or warranty of any kind) to the successor Collateral Agent, and if no such successor shall have been appointed prior to such five (5) Business Day period, to or as directed by the Controlling Representative. All assignments delivered by the Collateral Agent hereunder shall be prepared by the Controlling Representative, the successor Collateral Agent, the Company or the other Grantors at the expense of the Company and the Grantors, and the Company and the other Grantors each hereby consent to such assignments.

Section 6.2 Transfer of Liens to successor Collateral Agent. When the Person appointed as successor Collateral Agent in accordance with Section 6.1 above accepts such appointment, the predecessor Collateral Agent will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Collateral Estate within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Security Documents or the Collateral Estate.

Section 6.3 Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder and shall be subject to Section 6.2, provided that (a) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in Section 6.1, and (b) prior to or substantially currently with any such merger, conversion or consolidation, the Collateral Agent shall have notified the Company and each Priority Representative thereof in writing.

Section 6.4 Concerning the Collateral Agent and the Priority Representatives.

(a) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by each Priority Representative not in its individual capacity or personally but solely in its capacity as representative or agent for the benefit of the applicable Priority Secured Parties in the exercise of the powers and authority conferred and vested in it under the related Priority Documents, and in no event shall such Priority Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Priority Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(b) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Breakwall not in its individual capacity or personally but in its capacity as Collateral Agent, and in no event shall the Collateral Agent, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Priority Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(c) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Breakwall signing as First Lien Representative, and in no event shall Breakwall or any other Priority Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Priority Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(d) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by the Super Priority Credit Facility Agent signing as First-Out Representative, and in no event shall the Super Priority Credit Facility Agent or any other Priority Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Priority Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(e) In entering into this Agreement or any Security Document, the Collateral Agent shall be entitled to the benefit of every provision of the Priority Documents relating to the rights, protections, immunities, indemnities, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Agent” thereunder (or hereunder, in the case of any such Security Document). In no event will the Collateral Agent be liable for any act or omission on the part of the Grantors, or any Priority Representative.

(f) Except as otherwise set forth herein, neither the Collateral Agent nor any Priority Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the written instructions of the Controlling Representative as provided herein; provided that neither the Collateral Agent nor any Priority Representative shall be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable holders of the Priority Obligations with respect to such action or (ii) is contrary to this Agreement or applicable law.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1 Amendment.

(a) No amendment or supplement to the provisions of any Security Document (including this Agreement) will be effective without the approval of the Company, the Collateral Agent, acting at the written direction of the Controlling Representative and the Priority Representatives (acting at the direction of the applicable group of Required Priority Debtholders), except that:

(i) any amendment or supplement that has the effect solely of:

(A) adding or maintaining Collateral or preserving, securing additional Priority Debt that is otherwise permitted by the terms of the Priority Documents to be secured by the Collateral, perfecting or establishing the Liens thereon or the rights of the Collateral Agent or any Priority Representative therein;

(B) (1) curing any ambiguity, defect or inconsistency in any Security Document; (2) making any change that would provide any additional rights or benefits under any Security Document to the Priority Secured Parties; (3) making, completing or confirming any release of any Collateral or guarantee that is otherwise permitted (or, if not addressed therein, not prohibited and would not result in a default or termination right arising under any Priority Document) under the terms of this Agreement and the other Priority Documents; (4) correcting any typographical errors in any Security Document; (5) providing for additional obligations of the Grantors (including any Additional Priority Debt); (6) updating any cross references to other documents in respect of Debt that is refinanced or importing definitions into this Agreement that are incorporated herein by reference to other documents; (7) providing for, evidencing or effectuating other actions that are permitted by the Priority Documents, including the incurrence of Additional Priority Debt, First-Out Hedging Obligations and First Lien Hedging Obligations, and not otherwise prohibited by this Agreement and the other applicable Priority Documents; and (8) making any change expressly permitted to be made by the Collateral Agent or Controlling Representative unilaterally without the consent of any other Person by the amendment provisions of any applicable Security Document in effect as of the date hereof; or

(C) making any change that would provide any additional rights or benefits to the holders of Priority Debt or the Collateral Agent, will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Agent (acting at the direction of the Controlling Representative);

(ii) no change, amendment, supplement or waiver to the provisions of this Section 7.1 or which reduces, impairs or adversely affects in any material respect the right of any Priority Secured Party:

(A) to vote its outstanding First-Out Debt as to any matter described as subject to a direction by, or the agreement of, the Controlling Representative or amends the definition of “Controlling Representative,” “Discharge of First-Out Obligations,” “First-Out Debt,” “First-Out Obligations,” “Priority Representative,” “Required First-Out Debtholders,” “Refinancing Facility,” or any other definition containing the words “First-Out” therein or any other defined terms to the extent referenced or implicated therein;

(B) to vote its outstanding First Lien Debt as to any matter described as subject to a direction by, or the agreement of, the Controlling Representative or amends the definition of “Controlling Representative”, “Discharge of First Lien Obligations,” “First Lien Debt,” “First Lien Obligations,” “Priority Representative,” “Required First Lien Debtholders,” “Refinancing Facility,” or any other definition containing the words “First Lien” therein or any other defined terms to the extent referenced or implicated therein;

(C) to share in or change, amend, supplement or otherwise alter the order of application described or any other text contained in Section 3.4; or

(D) to require that Liens securing Priority Obligations be released only as set forth in the provisions described in Sections 4.1 or 4.4,

will become effective without the consent of each Priority Secured Party;

(iii) no amendment or supplement that imposes any obligation upon the Collateral Agent or any Priority Representative or adversely affects the rights or duties of, or any fees or other amounts payable to, the Collateral Agent or any Priority Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Agent or such Priority Representative, respectively; and

(b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(ii) and (iii),

(i) any mortgage or other Security Document may be amended or supplemented with the approval of the Company and the Collateral Agent (acting at the written direction of the Controlling Representative), unless such amendment or supplement would not be permitted under the terms of this Agreement or any Priority Document; and

(ii) any mortgage or other Security Document may be amended or supplemented with the approval of the Company and Collateral Agent (but without the consent of or notice to any holder of Priority Obligations and without any action by any holder of Priority Obligations) to cure any ambiguity, defect or inconsistency, or to make other changes that do not have an adverse effect on the validity of the Lien created thereby.

(c) The Collateral Agent will not enter into any amendment or supplement unless it has received an Officer’s Certificate certifying that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Priority Documents.

(d) The Super Priority Credit Facility Agent (on behalf of itself and on behalf of the other First-Out Lenders) agrees that no amendment, supplement or modification to any First-Out Document to which a First-Out Lender is a party, or the terms of any new such First-Out Documents, shall, without the prior written consent of the Term Loan Agent, have the effect of:

(i) prohibiting, conditioning or restricting any payment of principal, interest or other First Lien Obligations;

(ii) increasing the all-in yield (whether through the “Applicable Margin” or any other component of yield but excluding increases of no more than 2.00% per annum resulting from the accrual of interest at the Default Rate and fluctuations in the benchmark rate) of the loans under the Super Priority Credit Agreement such that such all-in yield would exceed the sum of (A) the all-in yield of the loans under the Super Priority Credit Agreement as in effect on the date hereof and (B) 2.00%;

(iii) resulting in the assignment to, or participation of rights and obligations of a First-Out Lender by, any Person other than an RBL Bank to the extent that, after giving effect to such assignment or participation of rights and obligations, RBL Banks no longer have a voting majority under the Super Priority Credit Agreement; or

(iv) adding a financial maintenance covenant to the Super Priority Credit Agreement or modifying an existing financial maintenance covenant under the Super Priority Credit Agreement in a manner that is more favorable to any First-Out Secured Party, unless such new or modified financial maintenance covenant shall apply contemporaneously to the First Lien Secured Parties and incorporated into the Term Loan Agreement.

(e) The Term Loan Agent (on behalf of itself and on behalf of the other First Lien Secured Parties) agrees that no amendment, supplement or modification to any First Lien Document, or the terms of any new First Lien Documents, shall, without the prior written consent of the Super Priority Credit Facility Agent, have the effect of:

(i) prohibiting, conditioning or restricting any payment of principal, interest or other First-Out Obligations;

(ii) increasing the all-in yield (whether through the “Applicable Margin” or any other component of yield but excluding increases of no more than 2.00% per annum resulting from the accrual of interest at the Default Rate and fluctuations in the benchmark rate) of the loans under the Term Loan Agreement such that such all-in yield would exceed the sum of (A) the all-in yield of the loans under the Term Loan Agreement as in effect on the date hereof and (B) 6.00%; or

(iii) adding a financial maintenance covenant to the Term Loan Agreement or modifying an existing financial maintenance covenant under the Term Loan Agreement in a manner that is more favorable to any First Lien Secured Party, unless such new or modified financial maintenance covenant shall apply contemporaneously to the First-Out Secured Parties and incorporated into the Super Priority Credit Agreement (if then extant).

Section 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Priority Debt, the holders of such Priority Debt will cast its votes in accordance with the applicable Priority Documents. Following and in accordance with the outcome of the applicable vote under its Priority Documents, the Priority Representative will vote the total amount of Priority Debt as to which it is the Priority Representative as a block in respect of any vote under this Agreement.

Section 7.3 Successors and Assigns.

(a) Except as provided in Section 5.2, the Collateral Agent may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Priority Representative and each Priority Secured Party, each of whom will be entitled to enforce this Agreement directly, if the Priority Secured Party has executed a Collateral Agency Joinder, or as a third-party beneficiary hereof, and all of their respective successors and assigns. The terms and provisions of this Agreement shall inure to the benefit of, and be relied upon by, the Company, each other Grantor and successors or assigns of the Company and each other Grantor to the extent necessary to enforce Section 7.1(a) and/or Section 7.1(b).

(b) Except as otherwise permitted by the Priority Documents, neither the Company nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company, and the Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent, each Priority Representative and each Priority Secured Party, each of whom will be entitled to enforce this Agreement directly, if the Priority Secured Party has executed a Collateral Agency Joinder, or as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 7.4 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement, the Junior Lien Intercreditor Agreement (if any) or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.5 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Agent and the First Lien Representative:

Breakwall Credit Management LLC

c/o Alter Domus

225 W. Washington Street, 9th Floor

Chicago, IL 60606

Attention: Breakwall Agency

Phone: (312) 605-1017

Email: BreakwallAgency@alterdomus.com; Legal_Agency@alterdomus.com with a copy to (which shall not constitute notice):

Breakwall Credit Management LLC

921 Port Washington Blvd, Suite 8

Port Washington, NY 11050

Attention: Daniel P. Flannery

Telephone: 516-363-2003

Email: dflannery@breakwallcap.com; whughes@breakwallcap.com

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

600 Travis St. 54th Floor

Houston, Texas 77002

Attention: Matthew P. Einbinder

Email: meinbinder@stblaw.com

If to the First-Out Representative:

Texas Capital Bank

Legal Department

2000 McKinney Avenue, Suite 700

Dallas, TX 75201

Attn: Chief Legal Officer

Email: legal@texascapitalbank.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Trevor Wommack and Bryce Kaufman

Email: trevor.wommack@lw.com and bryce.kaufman@lw.com

If to the Company and any other Grantor:

Berry Corporation (bry)

16000 N. Dallas Pkwy., Suite 500

Dallas, TX 75248

Attention: Michael Helm

Telephone: 661-616-3861

Email: mhelm@bry.com

with a copy to:

Berry Corporation (bry)

16000 N. Dallas Pkwy., Suite 500

Dallas, TX 75248

Attention: Jordan Scott

Telephone: 661-345-7271

Email: jscott@bry.com; legal@bry.com

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

811 Main Street, Suite 3000

Houston, TX 77002

Attention: Shalla Prichard

Email: sprichard@gibsondunn.com

and if to any other Priority Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, or delivered by facsimile or email to the relevant address, number or email address set forth above or, as to holders of Priority Debt, its address shown on the register kept by the office or agency where the relevant Priority Debt may be presented for registration of transfer or for exchange. Failure to mail, delivery by facsimile or delivery by email a notice or communication to a holder of Priority Debt or any defect in it will not affect its sufficiency with respect to other holders of Priority Debt.

If a notice or communication is mailed, delivered by facsimile or by electronic mail in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 7.6 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.7 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.8 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.9 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Priority Obligations and are secured by all Liens granted by the Security Documents.

Section 7.10 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE

COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT HEREUNDER AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY CREDIT PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

Section 7.11 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.12 Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Agency Joinder and transmit the executed copy by electronic means, including facsimile or non-editable *.pdf files. The electronic copy of the executed Agreement and any Collateral Agency Joinder is and shall be deemed an original signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 7.13 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto; provided, that the intercreditor provisions of this Agreement shall not be operative while only one Series of Priority Debt is outstanding.

Section 7.14 Grantors. The Company will cause each Person that hereafter becomes a Grantor or is required by any Priority Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Agent a Collateral Agency Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Priority Representative with a copy of each Collateral Agency Joinder executed and delivered pursuant to this Section 7.14; provided that the failure to so deliver a copy of the Collateral Agency Joinder to any then existing Priority Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.14 are complied with.

Section 7.15 Continuing Nature of this Agreement. This Agreement, including the priority payment rights of the First-Out Secured Parties, will be reinstated following termination hereof if at any time any payment or distribution in respect of any of the Priority Obligations is rescinded or avoided or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Priority Secured Party, Priority Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). If all or any part of a payment or distribution made with respect to the First-Out Obligations is recovered from any holder of First Lien Obligations, any First Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of First Lien Obligations or First Lien Representative with respect to the First Lien Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, such First Lien Representative or holder of a First Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Agent, for the ratable account of the holders of the First-Out Obligations to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by such First Lien Representative or holder of First Lien Obligations, as the case may be, for the ratable benefit of the holders of the First-Out Obligations.

Section 7.16 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.17 Rights and Immunities of Priority Representatives. The Term Loan Agent will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the Term Loan Facility and the Super Priority Credit Facility Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Super Priority Credit Facility, in each case as if specifically set forth herein. In no event will any Priority Representative be liable for any act or omission on the part of the Grantors or the Collateral Agent hereunder.

Section 7.18 Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (a) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Junior Lien Intercreditor Agreement (if any), and (b) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Agent on behalf of such Person to enter into, and perform under, the Junior Lien Intercreditor Agreement (if any) as “Priority Lien Agent” (or other equivalent term as set forth in the Junior Lien Intercreditor Agreement). The Collateral Agent agrees to enter into any agreements, amendments, joinders, releases or other instruments constituting or related to the Security Documents, without any further consent of any Priority Secured Party (including, for the avoidance of doubt, to add additional Debt as Priority Debt (to the extent permitted to be incurred and secured by the applicable Priority Documents) and add other parties (or any authorized agent or trustee therefor) holding such Debt thereto and to establish that the Lien on any Collateral securing such Debt ranks equally with the Liens on such Collateral securing the other Priority Debt then outstanding)

to the extent permitted by the Priority Documents then extant. Notwithstanding anything to the contrary contained herein, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Collateral Agent, or of agents or bailees of the Collateral Agent, the perfection actions and related deliverables described in this Agreement or the other Security Documents shall be deemed satisfied as to such Collateral.

Section 7.19 Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.20 USA Patriot Act; Beneficial Ownership. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act (the “Patriot Act”), the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required pursuant to the requirements of the Patriot Act and 31 C.F.R. §1010.230 (as amended, the “Beneficial Ownership Regulation”) to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The parties to this Agreement agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the Patriot Act and the Beneficial Ownership Regulation.

Section 7.21 Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, none of the Priority Secured Parties shall have any claims with respect to the transactions contemplated by the Priority Documents against any present or future holder (whether direct or indirect) of any Equity Interest in any Grantor (other than the Grantors), or, in each case, any of their respective Affiliates (other than the Grantors), shareholders, officers, directors, members, managers, partners, employees, representatives, controlling persons, executives or agents (collectively, the “Non-Recourse Persons”) by virtue of their capacity as such, such claims against such Non-Recourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that the foregoing provision of this Section 7.21 shall not (a) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Priority Obligations, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Priority Document and the same shall continue (but without liability of the Non-Recourse Persons) until fully paid, discharged, observed or performed, (b) constitute a waiver, release or discharge of any lien or security interest purported to be created pursuant to the Security Documents (or otherwise impair the ability of any Priority Secured Party to realize or foreclose upon any Collateral), (c) limit or restrict the right of the Collateral Agent, any Priority Representative or any other Priority Secured Party (or any assignee, beneficiary or successor to any of them) to name any Grantor or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Priority Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as expressly set forth in clauses (d) and (e) of this Section 7.21; (d) in any way limit or restrict any right or remedy of the Collateral Agent, any Priority Representative or any other Priority Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation, or misappropriation of revenues, profits or proceeds from or of any Collateral that should or would have been paid as provided herein or paid or delivered to the Collateral Agent, any Priority Representative or any other Priority Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Agreement or any other Priority

Document, or (e) affect or diminish in any way or constitute a waiver, release or discharge of any obligation, covenant, or agreement made by any of the Non-Recourse Persons (or any security granted by the Non-Recourse Persons in support of the obligations of any Person) under or in connection with any Priority Document (or as security for the Priority Obligations of the Grantors). The limitations on recourse set forth in this Section 7.21 shall survive the Discharge of Priority Obligations.

Section 7.22 Expenses. Each Grantor shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the First-Out Representative, the First Lien Representative, the Collateral Agent and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of outside counsel (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Collateral Agent and, to the extent any of the following Persons are not acting as the Collateral Agent in a separate capacity, to each of the First-Out Representative and the First Lien Representative, and, if necessary, of one local counsel to the Collateral Agent and, to the extent any of the following Persons are not acting as the Collateral Agent in a separate capacity, to each of the First-Out Representative and the First Lien Representative, in each case in any relevant material jurisdiction), and the reasonable and documented travel, photocopy, mailing, courier, telephone and other similar expenses) in connection with the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Collateral Agent and, to the extent any of the following Persons are not acting as the Collateral Agent in a separate capacity, to each of the First-Out Representative and the First Lien Representative, as to the rights and duties of such Person with respect thereto) of this Agreement and any amendments, modifications or waivers of or consents related to the provisions hereof, and (ii) all reasonable and documented out-of-pocket documented third-party costs and expenses incurred by the First-Out Representative, the First Lien Representative or the Collateral Agent in connection with the enforcement or protection of its rights under this Agreement (including during the continuance of a Default or Event of Default) including its rights under this Section 7.22 or including all such reasonable out of pocket expenses incurred during any workout, restructuring or related negotiations (but limited, in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of one counsel to the Collateral Agent and, to the extent any of the following Persons are not acting as the Collateral Agent in a separate capacity, to each of the First-Out Representative and the First Lien Representative, and, if necessary, of one local counsel to the Collateral Agent and, to the extent any of the following Persons are not acting as the Collateral Agent in a separate capacity, to each of the First-Out Representative and the First Lien Representative, in each case in any relevant material jurisdiction and, solely in the event of a conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant material jurisdiction or for each matter)).

Section 7.23 Indemnity; Limitation of Liability. As between the Grantors and the Collateral Agent, the second paragraph of Section 10.03(a) of the Super Priority Credit Agreement and the second paragraph of Section 12.03(a) of the Term Loan Agreement are incorporated herein by reference as though fully set forth herein, and shall remain in full force and effect regardless of whether the Super Priority Credit Agreement or the Term Loan Agreement, as applicable has been terminated.

Section 7.24 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties and the First-Out Secured Parties. No Person is a third-party beneficiary of this Agreement, other than as provided herein. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the First Out Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 7.25 Priority Secured Parties. Any Priority Secured Party may, at its election and at any time, become a party to this Agreement upon its execution (and its execution alone) of a Collateral Agency Joinder and provision of a copy of such executed Collateral Agency Joinder to the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency and Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

BERRY CORPORATION (BRY), as the Company and a Grantor

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and

[Signature Page to Collateral Agency Agreement]

BERRY PETROLEUM COMPANY, LLC,
a Delaware limited liability company

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON ENERGY, LLC, a Delaware limited liability company

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON OIL COMPANY LLC
a California limited liability company

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON ROUND MOUNTAIN HOLDINGS, LLC, a California limited liability company

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON POWER COMPANY, LLC,
a California limited liability company

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

[Signature Page to Collateral Agency Agreement]

MACPHERSON POWER COMPANY, L.P.

By: MACPHERSON POWER COMPANY, LLC, its general partner

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON OPERATING COMPANY, LLC
a California limited liability company

By:	/s/Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON OPERATING COMPANY, L.P.

By: MACPHERSON OPERATING COMPANY, LLC, its general partner

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON POWER COMMERCIAL SERVICES, LLC, a California limited liability company

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

[Signature Page to Collateral Agency Agreement]

MACPHERSON POWER COMMERCIAL SERVICES, L.P.

By: MACPHERSON POWER COMMERCIAL SERVICES, LLC, its general partner

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON LAND COMPANY, LLC

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON LAND COMPANY, L.P.

By: MACPHERSON LAND COMPANY, LLC, its general partner

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

MACPHERSON GREEN POWER COMPANY, LLC
a California limited liability company

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Vice President, Chief Financial Officer and Chief Accounting Officer

CJ BERRY WELL SERVICES MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

[Signature Page to Collateral Agency Agreement]

C&J WELL SERVICES, LLC,
a Delaware limited liability company

By:	/s/ Michael Helm
Name:	Michael Helm
Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

[Signature Page to Collateral Agency Agreement]

TEXAS CAPITAL BANK,
as First-Out Representative

By:	/s/ Jared Mills
Name:	Jared Mills
Title:	Managing Director

[Signature Page to Collateral Agency Agreement]

BREAKWALL CREDIT MANAGEMENT LLC, as First Lien Representative
By: Breakwall Capital LP, its sole member
By: Breakwall Capital GP LLC, its general partner

By:	/s/ David Walters Hughes
Name:	David Walters Hughes
Title:	Managing Director

BREAKWALL CREDIT MANAGEMENT LLC, as Collateral Agent
By: Breakwall Capital LP, its sole member
By: Breakwall Capital GP LLC, its general partner

By:	/s/ David Walters Hughes
Name:	David Walters Hughes
Title:	Managing Director

[Signature Page to Collateral Agency Agreement]

J. Aron & Company LLC, a New York limited liability company, as a First-Out Hedging Counterparty

By:	/s/ Sarah Kiernan
Name:	Sarah Kiernan
Title:	Managing Director

[Signature Page to Collateral Agency Agreement]

Cargill, Incorporated, as First-Out Hedging Counterparty

By:	/s/ Bengo Mrema
Name:	Bengo Mrema
Title:	Controller

[Signature Page to Collateral Agency Agreement]

Macquarie Energy LLC, as First-Out Hedging Counterparty

By:	/s/ Nicole Jasper
Name:	Nicole Jasper
Title:	Senior Managing Director – CGM

By:	/s/ Brad Ayo
Name:	Brad Ayo
Title:	Senior Manager – CGM Legal

Macquarie Bank Limited, as First-Out Hedging Counterparty

By:	/s/ Vanessa Lenthall
Name:	Vanessa Lenthall
Title:	Executive Director

By:	/s/ Anita Chiu
Name:	Anita Chiu
Title:	Division Director

[Signature Page to Collateral Agency Agreement]

EXHIBIT A

[FORM OF]

ADDITIONAL SECURED DEBT DESIGNATION

[DATE]

Reference is made to the Collateral Agency and Intercreditor Agreement, dated as of December 24, 2024 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”), among Berry Corporation (bry) (the “Company”), the Grantors and Guarantors from time to time party thereto, Texas Capital Bank, a Texas state bank (“TCB”) as First-Out Representative (as defined therein), Breakwall Credit Management LLC, as First Lien Representative (as defined therein), and Breakwall Credit Management LLC, as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as Priority Debt entitled to the benefit of the Collateral Agency Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of [the Company or other applicable Grantor] that:

(A) [the Company or other applicable Grantor] intends to incur Additional Priority Debt which will be permitted by each applicable Priority Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Debt;

(B) the name and address of the Priority Representative for the Additional Priority Debt for purposes of Section 7.5 of the Collateral Agency Agreement is:

Telephone:

Fax:

(C) Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Company, each Grantor and each Guarantor,

(D) the Company has caused a copy of this Additional Secured Debt Designation and the related Collateral Agency Joinder to be delivered to each existing Priority Representative, and

(E) such Additional Priority Debt shall constitute [First-Out Debt] [First Lien Debt] and Priority Debt for purposes of the Collateral Agency Agreement.

IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of the date first set forth above.

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Agent under the Collateral Agency Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

BREAKWALL CREDIT MANAGEMENT LLC, as Collateral Agent

By:
Name:
Title:

EXHIBIT 1

TO ADDITIONAL SECURED DEBT DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Agency and Intercreditor Agreement, dated as of December 24, 2024 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”), among Berry Corporation (bry) (the “Company”), the Grantors and Guarantors from time to time party thereto, Texas Capital Bank, a Texas state bank (“TCB”) as First-Out Representative (as defined therein), Breakwall Credit Management LLC, as First Lien Representative (as defined therein), and Breakwall Credit Management LLC, as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency Agreement. This Reaffirmation Agreement is being executed and delivered as of [___________], 20[_____] in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional Priority Debt entitled to the benefit of the Collateral Agency Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as [First-Out Debt] [First Lien Debt] and Priority Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Priority Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Priority Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to guarantee and secure as applicable and otherwise be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Priority Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Agency Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[NAMES OF THE COMPANY AND OTHER GRANTORS]

By:
Name:
Title:

EXHIBIT B

[FORM OF]

COLLATERAL AGENCY JOINDER

[DATE]

Reference is made to the Collateral Agency and Intercreditor Agreement, dated as of December 24, 2024 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”), among Berry Corporation (bry) (the “Company”), the Grantors and Guarantors from time to time party thereto, Texas Capital Bank, a Texas state bank (“TCB”) as First-Out Representative (as defined therein), Breakwall Credit Management LLC, as First Lien Representative (as defined therein), and Breakwall Credit Management LLC, as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency Agreement. This Collateral Agency Joinder is being executed and delivered pursuant to Section 7.14 of the Collateral Agency Agreement.

1. Joinder. The undersigned, ______________________, a _____________________, hereby agrees to become party as a [Priority Secured Party] [First-Out Representative] [Priority Representative] [Grantor [and Guarantor]] under the Collateral Agency Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Agency Agreement as fully as if the undersigned had executed and delivered the Collateral Agency Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Agency Agreement will apply with like effect to this Collateral Agency Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Joinder to be executed by their respective officers or representatives as of the date first set forth above.

[________________________________]

By:
Name:
Title:

The Collateral Agent hereby acknowledges receipt of this Collateral Agency Joinder and agrees to act as Collateral Agent with respect to the Collateral pledged by the new Grantor:

BREAKWALL CREDIT MANAGEMENT LLC, as Collateral Agent

By:
Name:
Title: